UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SPECTRA ENERGY CORP

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Proxy Statement and Notice of 2016 Annual Meeting of Shareholders

April 26, 2016
Houston, Texas

To Our

Shareholders

Dear Shareholders,

2015 was a year that reaffirmed the fundamental strength and stability of Spectra Energy. In a year of challenge across the midstream energy sector, your company performed well, delivering on our commitments to create value for investors and serving the needs of our diverse stakeholders.

I am proud of our 2015 results, which we will again highlight during our Annual Meeting of Shareholders in Houston on April 26, 2016. I invite you to attend the meeting either in person or via our webcast.

I am also proud of the resolve and resilience our team demonstrates year after year. We are a company grounded in the fundamentals of reliable service, value creation, community partnership, environmental integrity – and the discipline it takes to deliver on those commitments.

Our financial and strategic plans are designed for long-term value creation. And while we are not entirely immune to the dramatic and recent drop in crude oil and natural gas liquids prices, we believe we are well positioned to weather down cycles without compromising our commitment to investors.

I count our dedication to sound and principled governance as one of Spectra Energy’s great strengths. Our board of directors ensures that the company operates at the highest levels of integrity, transparency and compliance. Further, our board is steadfastly committed to representing your needs and expectations, and members work closely with the management team in reviewing course-setting strategy and the capital investments designed to expand Spectra Energy’s market presence and earnings capacity.

We were pleased to expand our board in 2015 with the addition of Miranda Hubbs, who brings diverse perspective and extensive financial and energy expertise to the table.

Spectra Energy is uniquely positioned to help North America act upon the wealth of opportunities afforded by abundant, affordable energy. We have a proven record of execution, a deep bench of management experience and excellence, keen market insight, financial stability and solid values.

I thank you for your interest and investment and look forward to continued collaborative success.

Sincerely,

Gregory L. Ebel

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Shareholders,

I am privileged and proud to serve as your company’s lead independent director. I am especially pleased to be in this role this year – a year of challenge across the industry – but a year of continued success for Spectra Energy.

Your company has many strengths, and is grounded in sound fundamentals. Most defining, from my perspective, are Spectra Energy’s core values – and the governance principles inspired by those values. Spectra Energy’s governance principles are designed and continually assessed to ensure that we operate our business responsibly, ethically and in a manner aligned with the interests of our investors and stakeholders. Your board’s governance structure is focused within four committees: audit, compensation, corporate governance and finance and risk – all comprised solely of independent directors. Information about the charters and membership of each committee can be found within this proxy, and on our website. In 2015, your board held 12 meetings and the committees of the board met a total of 26 times.

The rapidly shifting dynamics of today’s energy sector make risk management a key imperative, and each year the board reviews and prioritizes risks across four areas: financial, strategic, operational and legal. Additionally, at every meeting, the board is updated on risk trends, changes to previously identified risks as well as emerging risks. Importantly, the Finance and Risk Committee provides oversight on environmental, health and safety issues affecting the company.

Spectra Energy’s Audit Committee oversees the quality and integrity of the company’s financial statements and internal controls and compliance with legal and regulatory requirements.

The Compensation Committee of the board ensures that Spectra Energy executives are compensated in a manner that is fair, equitable, performance-based and guided by the long-term interests of investors.

And through our Corporate Governance Committee, we continuously review and refine the structure, composition, principles and guidelines of our board to serve your needs now and into the future. Under Pamela Carter’s able leadership, our Corporate Governance Committee delivered impressive results in 2015, including the adoption of proxy access, a mechanism that gives shareholders a meaningful voice in corporate board elections.

I appreciate your ongoing confidence in Spectra Energy and the board of directors. We are committed to serving your interests, and we welcome your thoughtful input always.

Tony Comper

LEAD INDEPENDENT DIRECTOR

SPECTRA ENERGY CORP 2016 PROXY STATEMENT

Notice of Annual Meeting

of Shareholders

Where: Spectra Energy Corp Headquarters 5400 Westheimer Court Houston, Texas 77056 When: Tuesday, April 26, 2016 10:00 a.m. Central Time

At our Annual Meeting, shareholders will:

▶ Vote on the election of all directors for the coming year

▶ Vote to approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016

▶ Vote on the approval of the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated

▶ Vote on the approval of the Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated

▶ Vote on an advisory resolution to approve our executive compensation

▶ Vote on the two shareholder proposals described in this proxy statement, if properly presented at the meeting

▶ Transact other business that may properly come before the meeting

You are entitled to vote if you were a shareholder of record at the close of business on March 1, 2016. Even if you plan to attend the Annual Meeting in person, please cast your vote as soon as possible. You may vote by Internet, by telephone, or by completing and mailing your proxy card. If you attend the Annual Meeting and wish to change your vote at that time, you will be able to withdraw any previously submitted proxy and vote in person.

By Order of the Board of Directors

Patricia M. Rice

Vice President, Deputy General Counsel and Secretary

March 16, 2016

Houston, Texas

For specific voting information, see “Annual Meeting Information” beginning on page 69 of this proxy statement.

Your vote is important. Please complete, sign, date and return your proxy or submit your vote by telephone or the Internet. See page 1 for the weblink and the toll-free telephone number for shareholder voting.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT

Annual Meeting Information

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 26, 2016. The proxy statement, our 2015 Annual Report to Shareholders and our 2015 Annual Report on Form 10-K are available at www.proxyvote.com.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT

Unless stated otherwise or the context otherwise requires, all references in this proxy statement to “us,” “we,” “our,” “Company” or “Spectra Energy” are to Spectra Energy Corp.

Proxy Summary

In this summary, we highlight certain information you will find in this proxy statement. Please review the entire proxy statement carefully before casting your vote. Distribution of this proxy statement and form of proxy to shareholders began on or about March 16, 2016.

Spectra Energy 2016 Annual Meeting of Shareholders

Tuesday, April 26, 2016

10:00 a.m. Central Time

Spectra Energy Corp Headquarters

5400 Westheimer Court

Houston, Texas 77056

Who May Vote: You are entitled to vote if you held Spectra Energy shares as of the record date for this meeting, which was March 1, 2016.

Admission to the Meeting: Spectra Energy shareholders as of the record date are entitled to attend the Annual Meeting. In accordance with our security procedures, you must present a government-issued photo identification to attend the meeting.

If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares as of March 1, 2016.

Meeting Webcast: If you cannot attend in person, we invite you to access a live webcast of the meeting via the Investors section of Spectra Energy’s website. You may also listen in by conference call at 888-252-3715 (United States or Canada) or 706-634-8942 (international callers). The conference code is 69037464. Please call 5 to 10 minutes prior to the scheduled start time.

VOTING RECOMMENDATIONS

Proposal Number	Subject of Proposal	Recommended Vote	For details see pages starting on
1	Election of directors for the coming year	FOR the proposal	4
2	Approval of the Board’s selection of independent auditor	FOR the proposal	20
3	Approval of Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated	FOR the proposal	23
4	Approval of Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated	FOR the proposal	30
5	Non-binding approval of executive compensation	FOR the proposal	32
6	Shareholder proposal – political contributions	AGAINST the proposal	62
7	Shareholder proposal – lobbying disclosures	AGAINST the proposal	64

Your vote is important, so please cast your vote as soon as possible by:	Internet at www.proxyvote.com	Toll-free call from the United States or Canada at 1-800-690-6903	Mailing your signed proxy or voting instruction form	Scanning this QR code to vote with your mobile device

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      1

PROXY SUMMARY

Board Nominees

Name	Principal Occupation	Director Since	Committee Service
Gregory L. Ebel Chairman	President and Chief Executive Officer, Spectra Energy Corp	2008
F. Anthony Comper Lead Independent Director	Retired President and Chief Executive Officer, BMO Financial Group	2007	• Audit • Corporate Governance
Austin A. Adams	Retired Executive Vice President and Chief Information Officer, JPMorgan Chase & Co.	2007	• Audit • Corporate Governance
Joseph Alvarado	Chairman, President and Chief Executive Officer, Commercial Metals Company	2011	• Compensation • Finance and Risk
Pamela L. Carter	Retired President, Cummins Distribution Business	2007	• Compensation • Corporate Governance (Chair)
Clarence P. Cazalot Jr	Retired Executive Chairman, President and Chief Executive Officer, Marathon Oil Corporation	2013	• Compensation • Finance and Risk
Peter B. Hamilton	Retired Senior Vice President and Chief Financial Officer, Brunswick Corporation	2007	• Audit (Chair) • Corporate Governance
Miranda C. Hubbs	Former Executive Vice President and Managing Director, McLean Budden	2015	• Audit • Finance and Risk
Michael McShane	Former Chairman, President and Chief Executive Officer, Grant Prideco, Inc.	2008	• Audit • Finance and Risk (Chair)
Michael G. Morris	Retired Chairman, President and Chief Executive Officer, American Electric Power	2013	• Compensation • Finance and Risk
Michael E.J. Phelps	Chairman, Dornoch Capital Inc.	2006	• Compensation (Chair) • Finance and Risk

Governance Highlights

We are committed to strong and sustainable corporate governance, which promotes the long-term interests of our shareholders, strengthens Board and management accountability, and helps build public trust in our Company. Highlights of our commitment to strong corporate governance include:

•	Annual Election of all Directors

•	Majority Voting for Directors

•	10 out of 11 Director Nominees are Independent

•	Independent Lead Director

•	Independent Audit, Compensation and Corporate Governance Committees

•	Independent Finance and Risk Committee

•	Regular Executive Sessions of Independent Directors
•	Risk Oversight by Board and Committees

•	Annual Board and Committee Self-Evaluations

•	Annual Shareholder Advisory Approval of Executive Compensation

•	Political Contributions Policy

•	Long-standing Active Shareholder Engagement

•	Share Ownership Guidelines for Directors and Executives

•	Transparent Public Policy Engagement
•	Executive Compensation Driven by Pay-For Performance Philosophy

•	Equity Awards with Clawback Provisions

•	No Shareholder Rights Plan or “Poison Pill”

•	Initiatives on Sustainability, Environmental Matters and Social Responsibility

•	By-Laws Provide for Proxy Access by Shareholders

2      SPECTRA ENERGY CORP 2016 PROXY STATEMENT

PROXY SUMMARY

Performance Overview

2015 Highlights

▶	Continued increase in annual dividend

▶	Generated strong cash flows from fee-based assets

▶	Placed growth projects into service

▶	Growth projects supported by firm, fee-based contracts

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      3

Proposal 1:

Election of Directors

Based on recommendations from the Corporate Governance Committee, our Board has nominated the following 11 individuals for election to the Board:

•	Gregory L. Ebel, our Chairman, President and Chief Executive Officer;

•	F. Anthony Comper, our Lead Director (independent); and

•	our other independent nominees: Austin A. Adams, Joseph Alvarado, Pamela L. Carter, Clarence P. Cazalot Jr, Peter B. Hamilton, Miranda C. Hubbs, Michael McShane, Michael G. Morris and Michael E. J. Phelps.

All the nominees are current members of our Board. Each nominee is standing for election to a one-year term that will expire at the 2017 Annual Meeting. If any nominee is unable to stand for election, the Board may either reduce the number of directors or designate a substitute. If the Board chooses to designate a substitute, shares represented by proxies may be voted for that substitute. We do not expect that any nominee will be unavailable or unable to serve.

Information on our Nominees

We believe that all nominees are well qualified to fulfill their responsibilities. Their qualifications include strong leadership ability, global business experience, financial and industry expertise and experience in law and public policy. The characteristics we look for in any director candidate include intelligence, perceptiveness, good judgment, maturity, high ethical standards, integrity and fairness, professional compatibility with our other directors and executives, and diversity that enhances the perspective and experience of our Board.

Gregory L. Ebel Chairman, President and Chief Executive Officer, Spectra Energy

Age 51 Director since 2008	SKILLS AND QUALIFICATIONS:
	•Serves as our Chairman, President and CEO •Served as our Chief Financial Officer and in other leadership positions in operations, strategic development, and government and investor relations	•Served as President of Union Gas Limited, one of our Canadian subsidiaries
KEY EXPERIENCE:
Before assuming his current position as President and CEO on January 1, 2009, Mr. Ebel served as Spectra Energy’s Group Executive and Chief Financial Officer beginning in January 2007. Prior to that time, he served as President of Union Gas Limited from January 2005 until January 2007, and Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005. Mr. Ebel joined Duke Energy in March 2002 as Managing Director of Mergers and Acquisitions in connection with Duke Energy’s acquisition of Westcoast Energy Inc. Mr. Ebel is Chairman, President and Chief Executive Officer of our master limited partnership, Spectra Energy Partners, LP (“SEP”), and he is also a director of our joint venture entity, DCP Midstream, LLC.

OTHER PUBLIC DIRECTORSHIPS DURING PAST FIVE YEARS:
The Mosaic Company (current).

4      SPECTRA ENERGY CORP 2016 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS Information on Our Nominees

F. Anthony Comper Retired President and Chief Executive Officer, BMO Financial Group

Age 70	SKILLS AND QUALIFICATIONS:
	•Experience as both chairman and CEO of a large global financial institution •Financial expertise, including extensive experience with capital markets transactions and risk management	•Significant knowledge of the Canadian marketplace and Canadian political and regulatory environments
KEY EXPERIENCE:
Director since 2007 and Lead Director since 2014	Mr. Comper is the retired President and Chief Executive Officer and former director of BMO Financial Group, a diversified financial services organization and one of the largest banks in North America. He was appointed to those positions in February 1999 and served as Chairman from July 1999 to May 2004. He previously served on the Board of Directors of BMO Financial Group.

Austin A. Adams Retired Executive Vice President and Chief Information Officer, JPMorgan Chase & Co.

Age 72 Director since 2007	SKILLS AND QUALIFICATIONS:

•Expertise in information technology and security, risk management and strategy, and human resources

•Experience leading and collaborating with senior management teams

•Strategic expertise, including extensive involvement with mergers and acquisitions

•Experience that enables him to help the Audit Committee and Board assess technology, security, regulatory and other types of risk, which is particularly helpful given the importance of these issues in our daily operations

KEY EXPERIENCE:
Mr. Adams is the retired Executive Vice President and Chief Information Officer of JPMorgan Chase & Co., a global financial services firm. He assumed that role upon the 2004 merger of JPMorgan Chase and Bank One Corporation and served in that position until he retired in October 2006. Before joining Bank One in 2001, Mr. Adams served as Chief Information Officer at First Union Corporation, now Wells Fargo Corp.

OTHER PUBLIC DIRECTORSHIPS DURING PAST FIVE YEARS:
CommScope Holding Company, Inc. (current); CommunityONE Bank, N.A. (former); Dun & Bradstreet Corporation (former); and First Niagara Financial Group (current).

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      5

PROPOSAL 1: ELECTION OF DIRECTORS Information on Our Nominees

Joseph Alvarado Chairman, President and Chief Executive Officer, Commercial Metals Company

Age 63 Director since 2011	SKILLS AND QUALIFICATIONS:
•Current CEO of Commercial Metals Company, a major corporation with international operations •Variety of executive management positions provide our Board excellent perspective

•As an active CEO, deals with many of the same issues we face at Spectra Energy, including highly competitive industries, operational and manufacturing issues, safety, and diverse and changing regulatory environments

KEY EXPERIENCE:
Mr. Alvarado is Chairman, President and Chief Executive Officer of Commercial Metals Company (“CMC”), a manufacturer, recycler and marketer of steel and other metals and related products. Mr. Alvarado joined CMC in April 2010 as Executive Vice President and Chief Operating Officer, was named President and Chief Operating Officer in April 2011, and became President and CEO in September 2011. He has been a member of CMC’s board since September 2011 and Chairman since January 2013. Prior to joining CMC, he was President and Chief Operating Officer of Lone Star Technologies, Inc. from 2004 to 2007. In 2007, following the acquisition of Lone Star Technologies, Inc. by United States Steel Corporation, Mr. Alvarado was named President of U.S. Steel Tubular Products, Inc., a division of United States Steel Corporation.

Pamela L. Carter Retired President, Cummins Distribution Business

Age 66 Director since 2007	SKILLS AND QUALIFICATIONS:
•A diverse background that includes experience in law, government, politics and business •Knowledge of macro-economic global conditions •A valuable and dynamic international business perspective

•First woman and first African-American elected as Attorney General of Indiana and first African-American female elected to the state attorney general post in the nation

•Significant experience in, and insight into, global operations, government relations, governance and public policy issues (particularly valuable in her role as Chair of our Corporate Governance Committee)

KEY EXPERIENCE:
Ms. Carter is the retired President of Cummins Distribution Business, a division of Cummins Inc., a global manufacturer of diesel engines and related technologies. She assumed that role in 2008 and served in that position until she retired in April 2015. She previously served as President – Cummins Filtration, then as Vice President and General Manager of Europe, Middle East and Africa business and operations for Cummins Inc. since 1999. Ms. Carter served as Vice President and General Counsel of Cummins Inc. from 1997 to 1999. Prior to joining Cummins Inc., she served as the Attorney General for the State of Indiana from 1993 to 1997. In 2010, Ms. Carter was appointed to the Export-Import Bank of the United States’ sub-Saharan Africa Advisory Council.

OTHER PUBLIC DIRECTORSHIPS DURING PAST FIVE YEARS:
CSX Corporation (current) and Hewlett Packard Enterprise Company (current).

6      SPECTRA ENERGY CORP 2016 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS Information on Our Nominees

Clarence P. Cazalot Jr Retired Executive Chairman, President and Chief Executive Officer, Marathon Oil Corporation

Age 65 Director since 2013	SKILLS AND QUALIFICATIONS:

•A highly respected energy executive with more than 40 years of industry experience

•Extensive exploration and production expertise (a valuable addition as we expand a strong footprint in the transportation and storage of crude oil and liquids)

•Experience as a board member of public companies with international operations •Lead Director of FMC Technologies
KEY EXPERIENCE:
Mr. Cazalot is the retired Executive Chairman, President and Chief Executive Officer of Marathon Oil Corporation (“Marathon”). He was Executive Chairman of Marathon from August 2013 to December 2013; Chairman from 2011 to 2013; and President, Chief Executive Officer and director from 2002 to August 2013. From 2000 to 2001, he served as Vice Chairman of USX Corporation and President of Marathon. Mr. Cazalot held various executive positions with Texaco Inc. from 1972 to 2000. He is a member of the Advisory Board of the James A. Baker III Institute for Public Policy, the Board of visitors of Texas M.D. Anderson Cancer Center, the Memorial Hermann Health Care Systems Board and the LSU Foundation.

OTHER PUBLIC DIRECTORSHIPS DURING PAST FIVE YEARS:
Baker Hughes Incorporated (current) and FMC Technologies (current).

Peter B. Hamilton Retired Senior Vice President and Chief Financial Officer, Brunswick Corporation

Age 69 Director since 2007	SKILLS AND QUALIFICATIONS:

•An experienced senior executive with sound business acumen and experience that includes legal and regulatory matters, finance and operations

•Well-versed in the operations of a large diversified corporation, with a particular focus on manufacturing, operations, supply chain, labor relations and customer issues

•His experience in finance and public-company governance enables him to make valuable contributions to our Board’s Audit and Corporate Governance committees (particularly valuable in his role as Chair of our Audit Committee)

KEY EXPERIENCE:
Mr. Hamilton is the retired Senior Vice President and Chief Financial Officer of Brunswick Corporation, a global designer, manufacturer and marketer of recreation products. He held that position from September 2008 to February 2013. He previously served as a director of Brunswick Corporation. He retired from the Brunswick Corporation Board in 2007. He was Vice Chairman of Brunswick Corporation from 2000 to January 2007; President – Brunswick Boat Group in 2006; President – Life Fitness Division from 2005 to 2006; and President – Brunswick Bowling & Billiards from 2000 to 2005.

OTHER PUBLIC DIRECTORSHIPS DURING PAST FIVE YEARS:
SunCoke Energy, Inc. (current) and Oshkosh Corporation (current).

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      7

PROPOSAL 1: ELECTION OF DIRECTORS Information on Our Nominees

Miranda C. Hubbs Former Executive Vice President and Managing Director, McLean Budden

Age 49 Director since 2015	SKILLS AND QUALIFICATIONS:
	•Significant financial, accounting and business experience in Canadian energy markets •Former Executive Vice President and Managing Director of a large Canadian financial services company	•Former energy research analyst and investment banker with a large Canadian brokerage firm
KEY EXPERIENCE:

Ms. Hubbs is a former Executive Vice President and Managing Director of McLean Budden, one of Canada’s largest institutional asset managers, with over $30 billion in assets under management prior to its sale in 2011 to Sun Life Financial. Before joining McLean Budden in 2002, she served as an energy research analyst and investment banker with Gordon Capital, a large Canadian brokerage firm. Ms. Hubbs received Brendan Wood International TopGun Awards in 2010 as one of the Top 50 Portfolio Managers in Canada and in 2011 as one of the TopGun Investment Minds in Oil and Gas in Canada.

Ms. Hubbs is a member of the Canadian Red Cross National Audit and Finance Committee as well as a founding member and the National Co-Chair of the Canadian Red Cross Tiffany Circle Society of Women Leaders.

OTHER PUBLIC COMPANY DIRECTORSHIPS DURING PAST FIVE YEARS:
Agrium Inc. (current).

Michael McShane Former Chairman, President and Chief Executive Officer, Grant Prideco, Inc.

Age 61 Director since 2008	SKILLS AND QUALIFICATIONS:

•A seasoned leader and chief financial officer within the energy industry, with expansive knowledge of the oil and gas sectors

•Relationships with chief executives and other senior management at oil and natural gas companies and oilfield service companies around the world

•Former chairman and CEO of a leading North American drill bit technology and drill pipe manufacturer

•Brings to the Board a producer perspective that enhances strategic discussions

•His significant financial and accounting experience makes him highly qualified to serve on our Audit Committee (particularly valuable in his role as Chair of our Finance and Risk Committee)

KEY EXPERIENCE:
Mr. McShane served as a director and as President and Chief Executive Officer of Grant Prideco, Inc. from June 2002 and assumed the role of Chairman of the Board of Grant Prideco beginning in May 2004. Mr. McShane retired from Grant Prideco following its acquisition by National Oilwell Varco, Inc. in April 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President-Finance and Chief Financial Officer and director of BJ Services Company LLC beginning in 1990. Mr. McShane serves as an Advisor to Advent International Corporation, a global private equity firm. Mr. McShane also serves as an advisor to TPH Asset Management, LLC.

OTHER PUBLIC COMPANY DIRECTORSHIPS DURING PAST FIVE YEARS:
Superior Energy Services, Inc. (current); Forum Energy Technologies Inc. (current); and Oasis Petroleum Inc. (current).

8      SPECTRA ENERGY CORP 2016 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS Information on Our Nominees

Michael G. Morris Retired Chairman, President and Chief Executive Officer, American Electric Power Company, Inc.

Age 69 Director since 2013	SKILLS AND QUALIFICATIONS:

•  A seasoned executive responsible for the management of complex, regulated business operations, with significant experience in areas relevant to our business

•  Considerable knowledge of the energy industry

• Extensive experience in corporate governance and leadership • Experience as a senior executive with multi-state gas and electric utility companies
KEY EXPERIENCE:
Mr. Morris is the retired Chairman, President and Chief Executive Officer of American Electric Power Company, Inc. (“AEP”). He retired as Chairman of AEP in December 2013 and as Chief Executive Officer of AEP in November 2011. He served as a director of AEP until April 2014. Mr. Morris joined AEP as Chairman, President and Chief Executive Officer in January 2004. Prior to joining AEP, Mr. Morris was Chairman, President and Chief Executive Officer of Northeast Utilities System from 1997 to 2003. Prior to joining Northeast Utilities, Mr. Morris was President and Chief Executive Officer of Consumers Energy, a principal subsidiary of CMS Energy, and President of CMS Marketing, Services and Trading. He was previously President of Colorado Interstate Gas Co. and Executive Vice President of marketing, transportation and gas supply for ANR Pipeline Co., both subsidiaries of El Paso Energy.

OTHER PUBLIC COMPANY DIRECTORSHIPS DURING PAST FIVE YEARS:
Alcoa Inc. (current); L Brands, Inc. (current); and The Hartford Financial Services Group (current).

Michael E.J. Phelps Chairman, Dornoch Capital Inc.

Age 68 Director since 2006	SKILLS AND QUALIFICATIONS:

•  Extensive management, finance and industry experience

•  Deep knowledge of the North American energy industry and the political/regulatory environment

•  Energy-development experience in Indonesia, China and Mexico

•  Brings a valuable Canadian perspective that is particularly helpful since a substantial portion of our assets and employees are in Canada

•  Prior experience as chairman and CEO of Westcoast Energy Inc., a Canadian subsidiary of Spectra Energy, is valuable in the development of our business in North America and internationally and in managing cross-border relationships

•  Appointed by the Government of Canada to chair a committee to review the regulation of securities markets

•  Long-term member and chairman of various compensation committees (particularly valuable in his role as Chair of our Compensation Committee)

KEY EXPERIENCE:
Mr. Phelps is Chairman and founder of Dornoch Capital Inc., a private investment company. Prior to forming Dornoch in 2002, he served as President and Chief Executive Officer, and as Chairman and Chief Executive Officer of Westcoast Energy Inc., Vancouver, BC. Mr. Phelps has been actively involved in the Interstate Natural Gas Association of America, the North American association representing interstate and interprovincial natural gas pipeline companies.

OTHER PUBLIC COMPANY DIRECTORSHIPS DURING PAST FIVE YEARS:
Marathon Oil Corporation (current) and Canadian Pacific Railway Company (former).

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      9

Corporate Governance

Our Board recognizes that excellence in corporate governance is essential to carrying out its responsibilities to our shareholders. The framework for our corporate governance can be found in our Principles for Corporate Governance, our Code of Business Ethics, and the charters of the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance and Risk Committee. You can access these governance materials on our website at www.spectraenergy.com in the “Corporate Governance” section. You can receive printed copies upon request.

Independent Directors

In exercising their duties to our shareholders, our Board members should not be conflicted in any way. To minimize potential conflicts, the only member of our Board who is not independent is our Chairman, President and Chief Executive Officer.

In accordance with the standards for companies listed on the New York Stock Exchange (“NYSE”), the Board considers a director to be independent if it has affirmatively determined that the director has no material relationship with Spectra Energy or its consolidated subsidiaries, either directly or as a shareholder, director, officer or employee of an organization that has a relationship with us or our subsidiaries. The Board makes independence determinations when it approves director nominees for election at the Annual Meeting and also whenever a new director joins the Board between Annual Meetings.

For 2015, the Board determined that none of Spectra Energy’s independent directors, nor any member of their immediate families, had a material relationship with our Company or its subsidiaries. All of these independent director nominees (Messrs. Adams, Alvarado, Cazalot, Comper, Hamilton, McShane, Morris, Phelps, and Mses. Carter and Hubbs) are therefore independent under the NYSE’s listing standards. In reaching this conclusion, the Board considered all transactions and relationships between each such nominee (or any member of his or her immediate family) and our Company and its subsidiaries.

To assist in its independence determinations, the Board has adopted specific standards under which certain relationships are deemed not to impair a director’s independence. Please see “Other Information” beginning on page  66 of this proxy statement for more details.

Board Leadership Structure

One of the Board’s key responsibilities is determining the appropriate leadership structure for the Board, which helps ensure its effective and independent oversight of management on behalf of the Company’s shareholders. The Board has chosen one independent director, F. Anthony Comper, to serve as its Lead Director, while our President and Chief Executive Officer, Gregory L. Ebel, serves as Chairman of the Board.

We believe that our Board leadership structure is appropriate for Spectra Energy because it allows one person to speak for and lead both the Company and the Board, while also providing for effective oversight by an independent board through an independent lead director. The Board reviews its leadership structure and has the flexibility to revise it at any time as it deems appropriate.

In his role as Lead Director, Mr. Comper has broad authority and responsibility over Board governance and operations. His responsibilities, described in our Principles for Corporate Governance, include:

•	presiding at Board meetings at which the Chairman is not present, including executive sessions of the independent directors, which are held after each Board meeting;

•	consulting with the Chairman on Board meeting agendas;

•	calling meetings of independent directors and setting agendas for executive sessions;

10       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

CORPORATE GOVERNANCE Risk Oversight

•	serving as a liaison between the Chairman and the independent directors;

•	approving meeting schedules to ensure that there is sufficient time for discussions; and

•	representing the Board from time to time in consultations or direct communications with shareholders.

Risk Oversight

The Board is responsible for overseeing our risk management process. Acting as a whole, the Board exercises its oversight responsibility with respect to certain business risks that we face, including strategic and competitive risks and risks related to succession of our Chief Executive Officer and other members of management. The Board exercises additional risk oversight responsibilities through its committees, which are comprised solely of independent directors. Each such committee has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter and as described in the table below.

Board Committee	Areas of Risk Oversight	Additional Information
Audit Committee	Financial reporting, internal control, legal, compliance and technology risks	Receives regular reports from management regarding risks faced in our business, including operational and project risks. As noted below, the Finance and Risk Committee also receives these types of reports.
Compensation Committee	Compensation programs	Management has undertaken, and the Compensation Committee has reviewed, an evaluation of any incentives created by our compensation programs that may encourage our employees to take risks. Based upon that evaluation, the Committee has concluded that Spectra Energy’s compensation programs do not encourage unnecessary or excessive risks that are reasonably likely to result in a material adverse effect on the Company.
Finance and Risk Committee	Credit, commodity, environment, health & safety, financial risks; and overseeing company-wide risk management and risk management governance structure	Together with the Audit Committee, receives regular reports from management regarding risks our business faces, including operational and project risks.

Board Meetings and Attendance

Our Board held 12 meetings during 2015 and the committees of the Board met a total of 26 times. All of the directors attended at least 95% of the meetings of the Board and meetings of the committees on which they served during fiscal year 2015. Directors are encouraged to attend the Annual Meeting, and all Board members attended our 2015 Annual Meeting.

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CORPORATE GOVERNANCE Board Committees

Board Committees

The Board has four standing committees – Audit; Compensation; Corporate Governance; and Finance and Risk. Each committee operates under a written charter adopted by the Board. The charters are posted on our website at www.spectraenergy.com in the “Corporate Governance” section. The charters are available in print to any shareholder upon request.

Audit Committee

Chair Hamilton Other Members Adams Comper Hubbs McShane 10 Meetings Held in 2015	The Audit Committee’s responsibilities include:

•selecting and hiring an independent public accounting firm to conduct audits of our accounting and financial reporting activities and those of our subsidiaries

•approving all audit and permissible non-audit services that our accounting firm provides

•reviewing with the accounting firm the scope and results of its audits

•reviewing with the accounting firm our accounting procedures, internal controls, and accounting and financial reporting policies and practices, as well as those of our subsidiaries

•reporting and making recommendations to the Board as it deems appropriate

•providing oversight for all matters related to the security of information technology systems and procedures

•overseeing our ethics and compliance activities

See page 21 for additional information on the Audit Committee’s pre-approval policy.

The Board has determined that each member of the Audit Committee is “independent” under the NYSE’s listing standards, applicable securities regulations, and the Company’s categorical standards for independence. The Board has also determined that Messrs. Comper, Hamilton, McShane and Ms. Hubbs are “audit committee financial experts” as defined by the Securities and Exchange Commission (“SEC”).

Compensation Committee

Chair Phelps Other Members Alvarado Carter Cazalot Morris 5 Meetings Held in 2015	The Compensation Committee’s responsibilities include:

•establishing and reviewing our overall executive compensation philosophy and approving changes to our compensation program

•reviewing and approving corporate goals and objectives relevant to our CEO’s compensation and evaluating his performance in light of those goals and objectives

•reviewing and approving annual salaries, short-term and long-term incentive opportunities, and results and other benefits for our CEO and other executive officers

•reviewing and approving any agreement that we enter into with an executive officer

•approving equity grants under our Long-Term Incentive Plan •reviewing and discussing with management our compensation-related disclosures

The Board has determined that each member of the Compensation Committee is “independent” under the NYSE’s listing standards and the Company’s categorical standards for independence, a “non-employee director” under the Securities Exchange Act Rule 16b-3, and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

12       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

CORPORATE GOVERNANCE Board and Committee Performance Evaluations

Corporate Governance Committee

Chair Carter Other Members Adams Comper Hamilton 5 Meetings Held in 2015	The Corporate Governance Committee’s responsibilities include:

•making recommendations on the size and composition of the Board and its committees

•making recommendations on the compensation of independent directors

•recommending potential CEO candidates as part of our succession-planning process

•recommending qualified and suitable individuals to fill Board vacancies when they occur (and hiring external search firms or other third parties to help identify and evaluate potential nominees)

•recommending the slate of director nominees for each year’s Annual Meeting, including any nominees recommended by shareholders

•overseeing the self-evaluation of the Board and its committees

•reviewing any conflict of interest involving officers and directors

The Board has determined that each member of the Corporate Governance Committee is “independent” under the NYSE’s listing standards and the Company’s categorical standards for independence.

Finance and Risk Committee

Chair McShane Other Members Alvarado Cazalot Hubbs Morris Phelps 5 Meetings Held in 2015	The Finance and Risk Committee’s responsibilities include:

•reviewing our overall financial and fiscal affairs and making recommendations to the Board regarding dividends, financing and fiscal policies

•reviewing our financial exposure and the strategies used to mitigate risk

•reviewing our risk exposure as it relates to earnings and to the overall corporate portfolio

•reviewing the financial impacts of major transactions such as mergers, acquisitions, reorganizations and divestitures

•overseeing enterprise risk management •overseeing management of environmental, health and safety matters

Board and Committee Performance Evaluations

In 2015, as they do each year, the Board and its standing committees conducted self-evaluations of their performance. The Corporate Governance Committee oversaw these performance evaluations, which were also discussed with the full Board. These self-evaluations did not suggest a need for any material changes to the processes and governance procedures of the Board or its committees.

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CORPORATE GOVERNANCE Transactions with Related Persons

Transactions with Related Persons

The Board is responsible for the oversight and approval (or ratification) of any “related-person transactions.” These are transactions, relationships or arrangements involving the Company in which any “related person” has a direct or indirect material interest. For this purpose, the following persons are considered “related” to the Company:

•	our directors, director nominees, executive officers, and their immediate family members;

•	beneficial owners of more than 5% of our common stock and their immediate family members; and

•	entities in which a person described above is employed, has a substantial interest, or holds a position such as general partner or principal.

Under the Board’s written procedures for the reporting, review and approval of related-person transactions, the Corporate Governance Committee evaluates these transactions and approves only those that it believes are consistent with the best interests of the Company and its shareholders as the Committee determines in good faith. The Committee bases this evaluation on all relevant factors, including:

•	the benefits of the transaction to the Company;

•	the terms of the transaction and whether they were made on an arm’s-length basis and in the ordinary course of the Company’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the size and expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the transaction under applicable laws and listing standards.

14       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

Report of the Corporate Governance Committee

The following report of the Corporate Governance Committee describes its philosophy, its responsibilities, and certain of its policies relating to the Board.

Philosophy

The Corporate Governance Committee believes that sound corporate governance has three components:

•	Board independence;

•	processes and practices that foster solid decision-making by both management and the Board; and

•	balancing the interests of all of our stakeholders – our investors, customers, employees, the communities we serve and the environment.

The Committee’s charter is available on our website at www.spectraenergy.com in the “Corporate Governance” section. The Committee’s charter is summarized below.

Membership

The Corporate Governance Committee must have three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

Responsibilities

The Committee’s responsibilities include, among other things:

•	implementing policies regarding corporate governance matters;

•	assessing the Board’s membership needs and recommending nominees;

•	recommending to the Board those directors to be selected for membership on, or removal from, the various Board committees and those directors to be designated as chairs of Board committees;

•	recommending compensation of independent directors;

•	reviewing or approving related party transactions; and

•	sponsoring and overseeing performance evaluations for the various Board committees, the Board as a whole, and the directors and management, including the Chief Executive Officer.

The Committee may conduct or authorize investigations or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense and at the Committee’s sole discretion, consultants and attorneys to assist in such work as the Committee deems necessary. In addition, the Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms, with such fees to be borne by the Company. Finally, the Committee conducts an annual self-evaluation of its performance.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      15

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE Director Candidates

Director Candidates

Profile

While the Committee has not prescribed standards for considering diversity, as a matter of practice, the Committee looks for diverse nominees who can enhance perspective and experience through diversity in gender, ethnic background, geographic origin and professional experience. The Committee looks for the following characteristics in any candidate for nominee to serve on our Board:

•	fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness;

•	a genuine interest in the Company and a recognition that, as a member of the Board, one is accountable to the Company’s shareholders as a whole;

•	a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization;

•	experience as a present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or as a professional who regularly advises such organizations;

•	no conflict of interest or impediment that would interfere with the duty of loyalty owed to the Company and its shareholders;

•	the ability and willingness to spend the time required to function effectively as a director;

•	compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director;

•	independent judgment and willingness to express views in a constructive manner; and

•	diversity and the extent to which the nominee would fill a present need on the Board.

Identifying Nominees

As noted above, the Committee may engage a third party from time to time to assist it in identifying and evaluating new director candidates. Based on surveys of the then-current Board members and the profile described above, the Committee will advise the third party of the characteristics, skills and experiences that may complement those of our existing members. The third party will then recommend nominees having such attributes. All of the nominees on the proxy card are current members of our Board and were recommended by the Committee.

Nominations by Shareholders

The Committee considers nominees recommended by shareholders, taking into account, among other things, the profile criteria described above and the nominee’s experiences and skills. In addition, the Committee considers the shareholder nominee’s independence with respect to both the Company and the nominating shareholder.

In 2015, the Board adopted proxy access By-Laws to permit (beginning after the 2016 Annual Meeting) a group of shareholders (up to 20) who have owned a significant amount of Spectra Energy stock (at least 3%) for a significant amount of time (at least 3 years) the ability to submit director nominees (up to 20% of the Board) for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.

Shareholders interested in submitting nominees for the Board will need to comply with the terms of our By-Laws, which include providing timely written notice to the Corporate Secretary, Spectra Energy Corp, 5400 Westheimer Court, Houston, Texas 77056. Our Corporate Secretary must receive this notice not less than 90 or more than 120 days prior to the anniversary of the Annual Meeting.

16       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE Resignation Policy

Under our By-Laws, the notice must include certain information about the nominee and comply with certain other provisions of the By-Laws. You can access the By-Laws on our website at www.spectraenergy.com in the “Corporate Governance” section.

Resignation Policy

In an uncontested election, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is then required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Principles for Corporate Governance, which is posted on our website at www.spectraenergy.com in the “Corporate Governance” section.

Communications with Directors

Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

Corporate Secretary

Spectra Energy Corp

5400 Westheimer Court

Houston, TX 77056

Our Corporate Secretary will distribute communications to the Board, to an individual director or to selected directors, depending on the content of the communication. In accordance with rules of the NYSE, interested parties wishing to communicate only with the non-management or independent directors can address their communications to “Independent Directors, c/o Corporate Secretary” at the above-mentioned address. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as: spam; junk mail and mass mailings; service complaints; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee

Pamela L. Carter (Chair)

Austin A. Adams

F. Anthony Comper

Peter B. Hamilton

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      17

Director Compensation

Compensation Structure for Non-Employee Directors

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. In making its recommendation on independent director compensation, the Corporate Governance Committee considers peer and general industry data, including an analysis of director compensation provided by an independent consultant. Under our stock ownership policy, outside directors are required to own 15,000 shares of the Company’s common stock (or common stock equivalents) within five years after becoming subject to the policy. At the end of 2015, all directors had met the targeted ownership level, except for Ms. Hubbs and Mr. Cazalot, who are on track to reach the targeted ownership level within the five-year period. Our Chairman, President and Chief Executive Officer does not receive compensation for his services as a director.

2015 DIRECTOR COMPENSATION STRUCTURE

Type	Amount
Annual retainer for all non-employee directors	$125,000 in Spectra Energy shares* $110,000 in cash
Retainers for Committee Chairs	Corporate Governance Committee: $15,000 (cash) All other committees: $20,000 (cash)
Retainer for Lead Director	$30,000 (cash)

*	Valued at the NYSE closing price on the date of grant.

Charitable Giving Program. Under the Spectra Energy Foundation Matching Gifts Program, the Company will match contributions to qualifying institutions of up to $7,500 per director per calendar year. In 2015, the Spectra Energy Foundation made matching charitable contributions on behalf of Mr. Hamilton.

Expense Reimbursement. The Company reimburses non-employee directors for expenses they reasonably incur in connection with attending and participating in Board and Committee meetings, director education conferences and seminars, and special functions.

2015 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Options Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
A. Adams	107,500	125,000	—	—	—	232,500
J. Alvarado	107,500	125,011	—	—	—	232,511
P. Carter	120,000	125,011	—	—	—	245,011
C. Cazalot	107,500	125,011	—	—	—	232,511
F. Comper	137,500	125,011	—	—	—	262,511
P. Hamilton	125,000	125,011	—	—	3,500	253,511
M. Hubbs	72,500	125,011	—	—	—	197,511
M. McShane	125,000	125,011	—	—	—	250,011
M. Morris	107,500	125,000	—	—	—	232,500
M. Phelps	125,000	125,011	—	—	—	250,011
(1)	This column reflects the aggregate grant date fair value of the stock awarded, computed in accordance with FASB ASC Topic 718.
(2)	This column reflects matching charitable contributions made in 2015 pursuant to the Spectra Energy Foundation Matching Gifts Program, which matches contributions made by our directors to qualifying institutions up to $7,500 per director per calendar year.

The value of all perquisites and other personal benefits or property received by each non-employee director in 2015 was less than $5,000 and is not included in the above table.

18       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

Stock Ownership Information

The following table shows, as of January 31, 2016, the amount of our common stock beneficially owned by our directors, the executive officers listed in the Summary Compensation Table under “Compensation Tables” on page 52 (referred to as the “Named Executive Officers”), and by all directors and executive officers as a group. The table also shows the number of common units of SEP beneficially owned by these individuals. SEP is a publicly traded master limited partnership in which Spectra Energy Corp owns approximately 78% of the outstanding equity interest.

Name or Beneficial Owner	Number of Shares Held	Number of Shares Acquirable within 60 days	Total Shares Beneficially Owned		Percent of Class	Total Units of SEP Beneficially Owned
Dorothy M. Ables	145,438	49,050	194,488		*	4,353
Austin A. Adams	46,676	14,404	61,080		*	909
Joseph Alvarado	18,995	—	18,995		*	—
Guy G. Buckley	28,176	32,550	60,726		*	—
Pamela L. Carter	36,968	—	36,968		*	909
Clarence P. Cazalot Jr	9,239	—	9,239		*	—
F. Anthony Comper	39,501	—	39,501		*	348
Gregory L. Ebel	241,715	176,100	417,815	(1)	*	5,766
Peter B. Hamilton	35,299	—	35,299		*	909
Reginald D. Hedgebeth	116,208	22,450	138,658		*	—
Miranda C. Hubbs	14,613	—	14,613		*	—
Michael McShane	29,182	—	29,182		*	—
Michael G. Morris	16,287	4,042	20,329		*	11,900
Michael E. J. Phelps	87,154	16,240	103,394		*	—
J. Patrick Reddy	100,378	28,000	128,378	(1)	*	—
Directors and executive officers as a group (18 persons)	1,047,094	414,536	1,461,630		*	35,104

*	Represents less than 1%.

(1)	Messrs. Ebel and Reddy beneficially own additional 1,473 and 93,457 shares, respectively, in a Company-sponsored deferred compensation plan. Generally, those shares will be paid out six months following their separation from service.

The following table lists the beneficial owners of more than 5% of the outstanding shares of Spectra Energy common stock as of February 15, 2016. This information is based on the most recently available reports filed with the SEC.

	Shares of common stock
Name and Address of Beneficial Owner	Beneficially Owned	Percentage
Blackrock, Inc.(1) 55 East 52nd Street, New York, NY 10055	41,352,717	6.2%
The Vanguard Group(2) 100 Vanguard Blvd., Malvern, PA 19355	41,555,664	6.18%

(1)	According to the Schedule 13G/A filed on January 27, 2016 by Blackrock Inc., these shares are beneficially owned by its clients, and it has sole voting power with respect to 35,432,490 shares and sole dispositive power with respect to all the shares.
(2)	According to the Schedule 13G/A filed on February 11, 2016 by The Vanguard Group, these shares are beneficially owned by its clients, and it has sole voting power with respect to 1,281,823 shares, shared voting power with respect to 65,900 shares, sole dispositive power with respect to 40,235,460 shares and shared dispositive power with respect to 1,320,204 shares.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      19

Proposal 2:

Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2016

Although our By-Laws do not require that the Company’s shareholders ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, the Board is submitting the appointment of Deloitte to the Company’s shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The following table presents fees for professional services rendered by Deloitte and the member firms of Deloitte Touche Tohmatsu and their respective affiliates to the Company for 2015 and 2014:

Type of Fees (in millions)	2015	2014
Audit Fees(a)	$8.9	$8.4
Audit-Related Fees(b)	$0.9	$0.8
Tax Fees(c)	$0.9	$1.0
All Other Fees(d)	$0.1	$0.1
Total	$10.8	$10.3

(a)	Audit Fees are fees billed or expected to be billed by Deloitte for professional services for the audit of our Consolidated Financial Statements (including associated fees for our consolidated master limited partnership, SEP) included in our Annual Report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, services that are normally provided by Deloitte in connection with statutory, regulatory or other filings or engagements or any other service performed by Deloitte to comply with generally accepted auditing standards. Audit Fees also include fees billed or expected to be billed by Deloitte for professional services for the audit of our internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

(b)	Audit-Related Fees are fees billed by Deloitte for assurance and other services that are reasonably related to the performance of an audit or review of our financial statements, including assistance with acquisitions and divestitures, and internal control reviews. Audit-Related Fees also include comfort and consent letters in connection with SEC filings and financing transactions.

(c)	Tax Fees are fees billed by Deloitte for tax-return assistance and preparation, tax-examination assistance, and professional services related to tax planning and tax strategy.

(d)	All Other Fees are fees billed by Deloitte for any services not included in the first three categories, primarily translation of audited financials into foreign languages.

20       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

To safeguard the continued independence of our independent auditor, our Audit Committee adopted a policy that prevents our independent auditor from providing services to us and our subsidiaries that are prohibited under Section 10A(g) of the Securities Exchange Act of 1934 (“Exchange Act”). This policy also provides that the independent auditor is only permitted to provide services to us and our subsidiaries that have been pre-approved by our Audit Committee or the Audit Committee of SEP, as applicable. Pursuant to the policy, all audit services require advance approval by these audit committees.	Our Audit Committee’s Charter describes its responsibilities and is available on our website at www.spectraenergy.com in the “Corporate Governance” section

All other services by the independent auditor that fall within certain designated dollar thresholds, both per engagement as well as annual aggregate, have been pre-approved under the policy. Different dollar thresholds apply to the three categories of pre-approved services specified in the policy (Audit-Related services, Tax services and Other services). All services that exceed the dollar thresholds must be approved in advance by our Audit Committee or the Audit Committee of SEP, as applicable. Pursuant to applicable provisions of the Exchange Act, the audit committees have delegated approval authority to the Chairman of each audit committee. The Chairman has presented all approval decisions to the full audit committee. All engagements performed by the independent auditor were approved by the audit committee pursuant to its pre-approval policy.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      21

Report of the Audit Committee

The Audit Committee assists the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

In this context:

•	the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements for the year ended December 31, 2015 and Deloitte’s evaluation of the Company’s internal controls over financial reporting;

•	the Audit Committee has discussed with Deloitte the matters that are required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 16, Communications with Audit Committees;

•	Deloitte has provided the Audit Committee with written disclosures and the PCAOB-required letter regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte that firm’s independence; and

•	the Audit Committee has concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2015 Annual Report on Form 10-K, for filing with the SEC.

This report is provided by the following independent directors who comprise the Audit Committee:

Peter B. Hamilton (Chair)

Austin A. Adams

F. Anthony Comper

Miranda C. Hubbs

Michael McShane

22       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

Proposal 3:

Approval of Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated

We maintain the Spectra Energy Corp 2007 Long-Term Incentive Plan (as amended and restated) (the “LTIP” or “Plan”), which was last approved by our shareholders on April 19, 2011. The purpose of the LTIP is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain key employees and directors of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Company. All key employees of Spectra Energy and its subsidiaries and all non-employee directors are eligible to be granted awards under the LTIP, as selected from time to time by the Compensation Committee in its sole discretion. Currently approximately 300 employees and 10 non-employee directors are eligible for awards under the LTIP. The LTIP is the only equity-based incentive plan maintained by the Company.

The Plan is being presented to shareholders for approval to, among other things, ensure that awards granted under it may be structured to satisfy the requirements for “performance-based” compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as discussed more fully below.

Key Corporate Governance Features

The LTIP contains a number of provisions that the Board believes are consistent with the interests of shareholders and sound corporate governance practices. Some of the key features of the Plan that reflect the Board’s commitment to effective management of incentive compensation are set forth below and are described more fully under “Summary of the Amended and Restated LTIP.”

•	No Discount Stock Options. The LTIP prohibits the granting of stock options with an exercise price of less than the fair market value of the Company’s common stock at the time of the grant.

•	No Stock Option Repricing. The LTIP prohibits the repricing of stock options, stock appreciation rights or other purchase rights without the approval of shareholders.

•	Clawback. The LTIP provides that the Company may recoup any compensation paid to a participant under the Plan to the extent permitted or required by applicable law, listing exchange policy, or Company policy.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.

•	No Automatic Grants. The LTIP does not provide for “reload” or other automatic grants to participants.

•	No Tax Gross-Ups. The LTIP does not provide for any tax gross-ups.

History and Reason for Plan Approval

The Plan has been structured in a manner such that awards granted under it can be structured to satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m); however, there can be no guarantee that any amounts payable under the Plan will be treated as qualified “performance-based” compensation under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      23

PROPOSAL 3: APPROVAL OF SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED Summary of the Amended and Restated LTIP

in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders every five years, and the Plan is being presented to shareholders for approval to, among other things, comply with this requirement. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed more fully below under “Summary of the Amended and Restated LTIP”, and shareholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

In addition, the Board of Directors has approved, subject to shareholder approval, certain amendments to the Plan which would:

•	increase the number of shares of our common stock reserved for issuance under the Plan by an additional 12,500,000 shares;

•	add additional performance measures available for awards designed to qualify as “performance-based” compensation as discussed further below; and

•	provide for certain other clarifying and administrative amendments.

The Board has approved the amendment and restatement of the Plan to provide increased flexibility to the Compensation Committee to structure and grant equity awards that will be responsive to the Company’s needs, as well as to respond to emerging corporate governance best practices. In particular, the Company has not historically granted stock options to participants under the Plan, but options were granted to certain participants in the Plan as of February 2016, and the Compensation Committee believes that it may be appropriate to grant options to participants in the future. Accordingly, the Company is requesting shareholder approval of a sufficient number of shares to provide flexibility in structuring incentive awards on a going-forward basis and in the event of continued market volatility.

Our shareholders are being asked to approve the Plan, as amended and restated. If shareholders do not approve the Plan, we will continue to grant equity awards under the terms of the Spectra Energy Corp 2007 Long-Term Incentive Plan as currently in effect and subject to the existing terms and conditions, including the existing authorized share limits.

Summary of the Amended and Restated LTIP

The following is a summary of the provisions of the LTIP. The summary is qualified in its entirety by the full text of the amended and restated LTIP, which has been included as an exhibit to this proxy statement and is available on the SEC’s website at www.sec.gov.

Reservation of Shares. When the LTIP was adopted in 2007, we reserved 30,000,000 shares of common stock for issuance under the LTIP, with an additional 10,000,000 shares reserved following shareholder approval on April 19, 2011. Under the proposed amendment to the LTIP, an additional 12,500,000 shares of common stock would be reserved for issuance under the LTIP. As of February 16, 2016, there were 13,808,172 shares of common stock available for issuance under the LTIP. Of that number, 6,952,459 shares were available for future awards and 6,855,713 shares were subject to outstanding awards consisting of 1,878,728 stock options, 1,693,615 phantom units of which 963,035 units are liability-classified and will be settled in cash and 730,580 units that are equity-classified, and 3,283,370 performance share units assuming maximum performance. Shares issued under the LTIP may include authorized but unissued shares, treasury shares, or a combination thereof.

Share Counting Provisions. For purposes of determining the number of shares available for future issuance under the LTIP, all awards are taken into account as follows: (a) shares covered by an award will only be counted to the

24       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

PROPOSAL 3: APPROVAL OF SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED Summary of the Amended and Restated LTIP

extent they are actually issued, (b) if the exercise price of an option or the tax withholding requirements with respect to any award granted under the LTIP are satisfied through the withholding of shares otherwise deliverable in respect of the award or actual or constructive transfer to the Company of shares already owned, a number of shares equal to such withheld or transferred shares will again be available for issuance or transfer under the LTIP, (c) if a stock appreciation right is exercised, only the number of shares issued, net of the shares tendered, if any, will be deemed delivered for purposes of determining the number of shares available for delivery under the LTIP, and (d) to the extent permitted by applicable law and the rules of any applicable exchange, shares issued in assumption of, or in substitution for, outstanding equity awards of any entity acquired in a corporate transaction by the Company or an affiliate will not count against the share limit in the LTIP. For awards granted after shareholder approval of the most recent amendment of the Plan on April 19, 2011, each share of common stock issued in satisfaction of any award under the LTIP will count as one share in calculating the LTIP share limit, regardless of the type of award.

Administration. The LTIP is administered by the Compensation Committee, which has the authority to determine the persons to whom awards are granted, the types of awards granted, the time at which awards will be granted, the number of shares, units or other rights subject to an award, and the terms and conditions of each award. The Company indemnifies members of the Compensation Committee against any liability or expense arising out of their actions relating to the Plan, unless such action is taken in bad faith or without reasonable belief that it is in the best interests of the Company.

Eligibility. All key employees of Spectra Energy and its subsidiaries and all non-employee directors are eligible to be granted awards under the LTIP, as selected from time to time by the Compensation Committee in its sole discretion.

Awards. The LTIP authorizes the grant of:

•	Nonqualified stock options and incentive stock options. Nonqualified stock options are intended to qualify for exemption under Section 162(m) of the Internal Revenue Code (“Code”) and may be granted to employees and non-employee directors. Incentive stock options may only be granted to employees, and no more than 20,000,000 shares of common stock may be issued under the LTIP pursuant to the exercise of incentive stock options. The maximum number of any options that may be granted to one participant during a calendar year is 3,750,000.

•	Stock appreciation rights. Stock appreciation rights entitle the holder, upon exercise, to receive a payment based on the difference between the base price of the stock appreciation right and the fair market value of a share of common stock on the date of exercise, multiplied by the number of shares as to which such stock appreciation right is exercised.

•	Performance awards. Performance awards are units denominated on the date of grant either in shares of common stock or in specified dollar amounts. Performance awards are payable upon the achievement of performance criteria established by the Compensation Committee at the beginning of the performance period.

•	Restricted stock. An award of restricted stock represents shares of common stock that are issued subject to such restrictions on transfer and on incidents of ownership and such forfeiture conditions as the Compensation Committee deems appropriate. The restrictions imposed upon an award of restricted stock will lapse in accordance with the vesting requirements specified by the Compensation Committee in the award agreement, which may also provide that any dividends or other distributions to be paid with respect to unvested restricted stock will be subject to vesting conditions as the Compensation Committee determines.

•	Phantom stock. An award of phantom stock gives the participant the right to receive payment at the end of a fixed vesting period based on the value of a share of common stock at the time of vesting. Phantom stock awards are payable in cash or in shares of common stock having an equivalent fair market value on the applicable vesting dates.

•	Stock bonuses. A stock bonus represents a specified number of shares of common stock that are issued without restrictions on transfer or forfeiture conditions. The Compensation Committee may require the payment of a specified purchase price for a stock bonus.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      25

PROPOSAL 3: APPROVAL OF SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED Summary of the Amended and Restated LTIP

•	Other stock-based awards. Under the revised Plan, the Compensation Committee may also grant other equity-based or equity-related awards, which may be settled in cash or shares, may require the payment of an exercise or purchase price, may be subject to performance-based or service-based vesting conditions, may be designed to comply with foreign law, and/or may be designed to qualify as “performance-based compensation” for purposes of Section 162(m).

•	Dividend equivalent awards. A dividend equivalent award entitles the holder to a right to receive cash payments determined by reference to dividends declared on Spectra Energy common stock during the term of the award.

Performance Awards and Section 162(m). The LTIP gives the Compensation Committee the ability to grant options or stock appreciation rights and other awards that are designated in units denominated on the date of grant in shares of common stock (“Performance Shares”) or in specified dollar amounts (“Performance Units”) and designed to qualify as “performance-based compensation” exempt from Section 162(m) (such exception, the “Performance Exception” and such awards, “Qualified Performance-Based Awards”). Options and stock appreciation rights meet the Performance Exception because their value is based solely on any increase in the value of the Company’s common stock after the date of grant. Other Qualified Performance-Based Awards are granted subject to performance goals specified in the Plan.

The Compensation Committee may grant Performance Shares, Performance Units or other stock-based awards that will become payable to an eligible participant upon achievement of specified management objectives to be met within a specified period (the “Performance Period”) (collectively “Performance Awards”). In the case of Performance Awards that are intended to satisfy the Performance Exception, the Compensation Committee will make all determinations necessary to establish the Performance Award within 90 days of the beginning of the Performance Period, or such other period required under Section 162(m). Prior to the payment of any such Performance Award, the Compensation Committee will certify in writing that the applicable performance goal has been satisfied.

At the time the Compensation Committee determines the performance targets, the Compensation Committee may also specify any exclusion(s) for charges related to any event(s) or occurrence(s) which the Compensation Committee determines should appropriately be excluded for purposes of measuring performance against the applicable performance targets as long as the excluded items are objectively determinable by reference to Spectra Energy’s financial statements, notes to the financial statements and/or management’s discussion and analysis of financial condition and results of operations, appearing in Spectra Energy’s Annual Report on Form 10-K for the applicable year. In addition, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance targets unsuitable, the Compensation Committee may modify the performance targets as it deems appropriate and equitable. Unless the Compensation Committee determines otherwise, no action will be taken if and to the extent it would result in the loss of an otherwise available exemption of the award under Section 162(m). The performance goals applicable to a Performance Award may be subject to such later revisions as the Compensation Committee deems appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences, or to satisfy regulatory requirements.

The performance measures upon which the payment or vesting of a Performance Award intended to qualify for the Performance Exception may be based are limited to the following business measures, which may be applied with respect to the Company, any subsidiary or any business unit, or, if applicable, any participant, and may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price; stock price increase; return on equity; return on capital; return on capital employed; earnings per share; debt/equity; interest coverage; coverage ratios; cash coverage ratio; distribution coverage ratio; dividend coverage ratio; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); debt to EBITDA; debt to capital; ongoing earnings; cash flow (including distributable cash flow, operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate

26       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

PROPOSAL 3: APPROVAL OF SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED Summary of the Amended and Restated LTIP

governance quotient or rating; market share; employee satisfaction; safety record; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments or other distributions; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructurings; operation and maintenance expense; environmental, health, safety and/or operational measures; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, safety, product market share or management.

Individual Limits. To satisfy the Performance Exception requirements of Section 162(m) of the Code, the LTIP imposes certain sub-limits on awards granted to any one individual during any one calendar year. As a result, no individual may be granted, during any calendar year: (1) stock options covering more than 3,750,000 shares of common stock, (2) stock appreciation rights covering more than 3,750,000 shares of common stock, and (3) Performance Units paying a maximum amount of more than $9,000,000 or Performance Shares covering more than 900,000 shares of common stock. The limits are being increased from the limits that previously applied to provide the Compensation Committee with additional flexibility when structuring awards without compromising the Company’s ability to receive a tax deduction under Section 162(m) of the Code. Although the Company is requesting approval of increased individual limits, the Company does not necessarily intend to grant awards that approach the revised limits in the future. If the revised limits are not approved, the Company can still grant awards under the LTIP that exceed the Section 162(m) limits specified in the LTIP; however, the awards may not satisfy the requirements of Section 162(m), and the Company’s ability to take a tax deduction for the awards could be limited.

Change in Control. The Compensation Committee may provide for the effect of a “change in control” on an award granted under the LTIP. Such provisions may include (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from an award, (ii) the waiver or modification of performance or other conditions related to payment or other rights under an award, (iii) providing for the cash settlement of an award, (iv) the assumption of any award by an acquirer or successor, or (v) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following the change in control. The LTIP provides that treatment of awards need not be uniform among participants or among awards held by a participant.

A “change in control” is generally defined in the LTIP to include the occurrence of one or more of the following: (i) an acquisition by an individual, entity or group of beneficial ownership of 30% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the Company, with certain exclusions; (ii) the individuals who, as of the approval date of the amended and restated Plan constituted the Board cease to constitute a majority of the Board, other than new directors whose election or nomination was approved by a majority of the members of the Board as of the approval date of the amended and restated Plan, but excluding for this purpose members of the Board whose assumption of office results from an actual or threatened election contest or solicitation of proxies; (iii) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, or a sale or disposition of all or substantially all of the assets of the Company or any of its subsidiaries (a “Business Combination”), in each case unless (1) the individuals and entities that were beneficial owners of Company common stock and voting securities of Spectra Energy immediately prior to the transaction continue to represent more than 50% of the shares of common stock and combined voting power after the transaction in substantially the same proportion as their ownership prior to the Business Combination, (2) no person (excluding any parent or other entity resulting from the Business Combination or any employee benefit plan (or related trust) of the Company or an entity resulting from the Business Combination) beneficially owns 30% or more of the then-outstanding shares of common stock or voting power, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the Board resulting from the Business Combination were members of the Board at the time of the execution of the original agreement or action of the Board providing for the Business Combination; or (iv) approval by the shareholders of a complete liquidation or dissolution of Spectra Energy.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      27

PROPOSAL 3: APPROVAL OF SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED Benefits to Named Executive Officers and Others

Adjustments to Awards. The Compensation Committee will make appropriate adjustments to outstanding awards and the number of shares eligible for issuance under the LTIP in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or other similar corporate transactions.

Term and Amendment. The amended and restated LTIP will have a term of ten years from the date of approval by the shareholders of the Company, subject to earlier termination or amendment by the Board. To the extent permitted under applicable laws and rules, the Board may amend the LTIP at any time, except that shareholder approval is required for amendments that would change the persons eligible to participate in the LTIP, increase the number of shares of common stock reserved for issuance under the LTIP, allow the grant of stock options or stock appreciation rights at an exercise price below fair market value, or allow the repricing of stock options or stock appreciation rights without shareholder approval.

Benefits to Named Executive Officers and Others

Because the grant of Awards pursuant to the LTIP are discretionary, it is not possible to determine the Awards that will be made under the Plan. Information about outstanding awards made under the prior version of the Plan to our Named Executive Officers is provided in the Outstanding Equity Awards Table on page 54. In addition, under the prior version of the LTIP, as of February 27, 2007, options covering 260,800 shares of Company common stock were granted to our current executive officers as a group, and options covering 774,100 shares of Company common stock were granted to our other employees as a group; as of July 2, 2007, options covering 3,400 shares of Company common stock were granted to our current executive officers as a group, and options covering 7,500 shares of Company common stock were granted to our other employees as a group; as of October 1, 2007, options covering 17,200 shares of Company common stock were granted to our employees, excluding our executive officers, as a group; and as of October 1, 2009, options covering 20,000 shares of Company common stock were granted to our employees, excluding our executive officers, as a group.

Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences to participants and Spectra Energy relating to awards that may be granted under the LTIP. This summary is not intended to be complete and does not describe state, local, foreign or other tax consequences.

A participant will not recognize income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock on the date the option is exercised over the exercise price for such shares. Spectra Energy generally will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant. The deduction will be allowed at the same time the participant recognizes the income.

A participant will not recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not recognize income upon exercise of the option, provided the participant was an employee of Spectra Energy or a subsidiary at all times from the date of grant until three months prior to exercise. Where a participant who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. A participant who sells such shares of common stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of such shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Spectra Energy generally will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the participant recognizes the income.

28       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

PROPOSAL 3: APPROVAL OF SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED Federal Income Tax Consequences

The federal income tax consequences of other awards authorized under the LTIP are generally in accordance with the following: stock appreciation rights are subject to taxation in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition in an amount equal to the excess of the fair market value of the shares of common stock over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance awards, phantom stock and dividend equivalents are generally subject to tax, as ordinary compensation income, at the time of payment. Stock bonuses are generally subject to tax, as ordinary compensation income, on the date of grant. In each of the foregoing cases, Spectra Energy will generally have a corresponding deduction at the same time the participant recognizes income.

To the extent applicable, it is intended that the LTIP and any awards granted under the LTIP comply with the provisions of Section 409A of the Internal Revenue Code. The LTIP and any awards granted under the LTIP will be administered in a manner consistent with this intent.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      29

Proposal 4:

Approval of Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated

We maintain the Spectra Energy Corp Executive Short-Term Incentive Plan (the “STIP”), which was last approved by our shareholders on April 19, 2011. The purpose of the STIP is to reward selected senior executives of Spectra Energy for their contributions to the Company’s financial success and motivate them to continue to make such contributions in the future by granting annual performance-based awards. Officers and other employees of Spectra Energy and its subsidiaries who could be treated as “covered employees” within the meaning of Section 162(m) of the Code, as determined from time to time by the Compensation Committee in its sole discretion, will be eligible to participate in the STIP. Currently approximately 12 employees are eligible for awards under the STIP.

Reapproval of Section 162(m) Performance Targets and Limits

As discussed in Proposal 3 above (Approval of the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated), the Performance Exception under Section 162(m) requires shareholder approval of the material terms of the performance targets and the individual limits that will apply to awards intended to qualify for the Performance Exception. The STIP gives the Compensation Committee the ability to grant cash awards that are subject to performance targets specified in the STIP and thus may be designed to qualify for the Performance Exception (the “STIP Qualified Performance-Based Awards”).

Accordingly, our shareholders are being asked to approve the material terms of the performance targets and the individual limits under the STIP in order to qualify certain compensation awards under the STIP as performance-based compensation for purposes of Section 162(m).

Summary of the Amended and Restated STIP

The following is a summary of the provisions of the amended and restated STIP. The summary is qualified in its entirety by the full text of the amended and restated STIP, which has been filed as an exhibit to this proxy statement and is available on the SEC’s website at www.sec.gov.

Administration. The STIP is administered by the Compensation Committee, which has the authority to determine the persons to whom awards are granted and the terms and conditions of each award.

Eligibility. Officers and other employees of Spectra Energy and its subsidiaries who could be treated as “covered employees” within the meaning of Section 162(m) of the Code, as determined from time to time by the Compensation Committee in its sole discretion, will be eligible to participate in the STIP. Currently approximately 12 employees are eligible for awards under the STIP.

Awards. The STIP authorizes the grant of annual cash awards to eligible employees. The Compensation Committee may grant awards under the STIP that are designed to qualify for the Performance Exception under Section 162(m) of the Internal Revenue Code. Such STIP Qualified Performance-Based Awards will become payable to an eligible participant upon achievement of specified management objectives (the “STIP Performance Targets”) to be met within a specified period (the “STIP Performance Period”). The Compensation Committee will make all determinations necessary to establish the STIP Qualified Performance-Based Awards within 90 days of the beginning of the STIP Performance Period, or such other period required under Section 162(m). With respect to a participant who becomes eligible to receive an award more than 90 days after the beginning of the STIP Performance Period, the Compensation Committee may either grant an award based on the established STIP Performance Targets, or based on different targets and/or a

30       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF SPECTRA ENERGY CORP EXECUTIVE SHORT-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED Summary of the Amended and Restated STIP

different performance period in accordance with the regulations pursuant to Section 162(m). Prior to the payment of any such STIP Qualified Performance-Based Award, the Compensation Committee will certify in writing that the applicable performance target has been satisfied. Awards granted under the STIP are settled in cash.

At the time the Compensation Committee determines the terms of the STIP Performance Target(s), the Compensation Committee may also specify any exclusion(s) for charges related to any event(s) or occurrence(s) which the Compensation Committee determines should appropriately be excluded, as applicable, for purposes of measuring performance against the applicable Performance Targets provided that such excluded items are objectively determinable by reference to Spectra Energy’s financial statements, notes to Spectra Energy’s financial statements and/or management’s discussion and analysis of financial condition and results of operations, appearing in Spectra Energy’s Annual Report on Form 10-K for the applicable year. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established STIP Performance Targets unsuitable, the Compensation Committee may in its discretion modify such STIP Performance Targets, in whole or in part, as the Compensation Committee deems appropriate and equitable; provided that, unless the Compensation Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the award under Section 162(m). In addition, a performance measure used to determine a STIP Performance Target may be subject to such later revisions as the Compensation Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences or to satisfy applicable regulatory requirements. Any such adjustments shall be subject to such limitations as the Compensation Committee deems appropriate in the case of an award that is intended to qualify for exemption under Section 162(m).

The performance measures upon which the payment or vesting of a STIP Qualified Performance-Based Award may be based are limited to the following business measures, which may be applied with respect to Spectra Energy, any subsidiary or any business unit, or, if applicable, any participant, and may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price; stock price increase; return on equity; return on capital; return on capital employed; earnings per share; debt/equity; interest coverage; coverage ratios; cash coverage ratio; distribution coverage ratio; dividend coverage ratio; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); debt to EBITDA; debt to capital; ongoing earnings; cash flow (including distributable cash flow, operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety record; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments or other distributions; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructurings; operation and maintenance expense; environmental, health, safety and/or operational measures; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, safety, product market share or management.

Individual Limits. The aggregate amount of all awards payable to any employee under the STIP for any one calendar year is limited to $5 million.

Termination and Amendment. The STIP shall continue in effect until terminated by the Board. The Compensation Committee may at any time amend or otherwise modify the STIP in such respects as it deems advisable; provided, however, no such amendment or modification may be effective without Board approval or shareholder approval if such approval is necessary to comply with the requirements for qualified performance-based compensation under Section 162(m).

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      31

Proposal 5:

Advisory Vote Approving Executive Compensation

As required by Section 14A of the Exchange Act, we are asking our shareholders to provide an advisory, non-binding vote to approve the compensation of our Named Executive Officers. We conduct an advisory vote approving executive compensation at each year’s Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation-related policies and practices as described in this proxy statement.

We ask that, as you consider your vote, you review the Compensation Discussion and Analysis on the following pages and the compensation tables that begin on page 52. We designed our compensation programs to attract, retain and incentivize executives of high caliber who create value for our shareholders.

We therefore ask that you vote to approve the compensation of our Named Executive Officers as disclosed in this proxy statement. This vote is advisory and not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee value the opinions of the Company’s shareholders and expect to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

RESOLVED, that the shareholders approve the compensation awarded to the Company’s Named Executive Officers for 2015, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the Compensation Tables and related material included in this proxy statement.

32       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent directors who comprise the Compensation Committee:

Michael E. J. Phelps (Chair)

Joseph Alvarado

Pamela L. Carter

Clarence P. Cazalot Jr

Michael G. Morris

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      33

Compensation Discussion and Analysis

In this section, we describe the design and purpose of the compensation programs that apply to the executive officers of Spectra Energy who are listed in the Summary Compensation Table on page 52. We refer to these officers as our Named Executive Officers. They are:

•	Gregory L. Ebel, Chairman, President and Chief Executive Officer

•	J. Patrick Reddy, Chief Financial Officer

•	Reginald D. Hedgebeth, General Counsel and Chief Ethics & Compliance Officer

•	Guy G. Buckley, Chief Development Officer

•	Dorothy M. Ables, Chief Administrative Officer

2015 Summary

▶	Target pay opportunities for our executives are established within range of the median of Peer Group information and the markets in which we compete for talent.

▶	Our direct compensation program consists of 1) base salary, 2) short-term incentives and 3) long-term incentives, with the incentive compensation elements representing a clear alignment with pay for performance.

▶	The financial and operating objectives in our short-term incentive program focus management on critical performance levers that drive shareholder value. For 2015, we generated strong cash flows from our fee-based assets and successfully executed on capital expansion plans, operating our assets reliably and safely, which resulted in an above-target payout on short-term incentives. Please see pages 43-46 for more information about our short-term incentive objectives and results.

▶	In spite of these accomplishments in 2015, our stock price was impacted by the dramatic and recent drop in crude oil and natural gas liquids prices. Our total shareholder return (“TSR”) for the 2013-2015 long-term incentive (“LTI”) performance award cycle was at the 37.5 percentile of the 2013 Peer Group for LTI, which resulted in a below-target payout percentage of 68.75% for our performance share unit awards granted in 2013. Please see pages 46-48 for more information about our LTI objectives and results.

▶	As a result, consistent with our pay for performance philosophy and alignment with our shareholders, we achieved above-target payout on short-term incentives and below-target payout on performance shares.

Summary of Compensation Philosophy

We believe that the successful execution of our strategy should result in enhanced shareholder value. Our executive compensation programs are designed to attract and retain executives who are highly qualified to carry out our strategy and to create incentives that link to our strategic direction.

To achieve these objectives, we design compensation opportunities for executives based on the following principles:

▶	Compensation programs should support the accomplishment of our strategic and financial goals.

▶	The majority of compensation available for our Named Executive Officers should be contingent on the Company’s attainment of pre-established performance objectives, both short-term and long-term.
▶	Compensation opportunities should be aligned with the interests of shareholders, and incentive programs should be designed in consideration of their impact on shareholders, both immediately and in the long-term.

34       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Summary of Compensation Philosophy

▶	Compensation opportunities – as measured by the sum of salary, short-term cash incentive target, and the targeted value of long-term compensation awards – should be sufficiently competitive (in relation to the median of the markets in which we compete for executives) to attract, retain and incentivize Spectra Energy’s executives.

▶	Fringe benefits, perquisite programs and other forms of indirect compensation should be minimized.

Overview of 2015 Company Performance

Throughout 2015, we continued to successfully execute the long-term strategies we outlined for our shareholders-meeting the needs of our customers, generating strong cash flows from our fee-based assets, executing capital expansion plans that underlie our growth objectives, and maintaining our investment-grade balance sheet. These results, combined with future growth opportunities, led our Board of Directors to approve an increase in our 2016 quarterly dividend to $0.405 per share, which represents an increase in our annual dividend by $0.14 per share.

Among our other accomplishments in a year of challenge across the midstream energy sector, we successfully delivered a slate of new projects into service and supplemented our backlog of new projects by approximately $2 billion. Importantly, we realized these accomplishments while operating our assets reliably and safely.

Therefore, in line with our weighting factors, including the weighting given to safety, the 2015 Short-Term Incentive payouts were awarded to our Named Executive Officers at a range of 144% to 164% of target amounts. Please see “- 2015 Compensation - Short-Term Incentive Opportunities” for a discussion of how we set our target levels. In spite of these accomplishments in 2015, our stock price was impacted by the dramatic and recent drop in crude oil and natural gas liquid prices. Our three-year TSR was at the 37.5 percentile of the peer companies in our 2013 LTI peer group, which resulted in a payout percentage of 68.75% of target levels. Please see “- Factors Considered in Determining Total Compensation - Peer Group Comparison” and “- 2015 Compensation - 2015 Long-Term Incentive Opportunities,” respectively, for a discussion of how we set our peer group and target levels.

Role of Performance Measures in Our Compensation Program

Each year the Compensation Committee establishes financial and operational objectives for each Named Executive Officer that are linked to our strategic goals. Our compensation plans are designed to reduce compensation below targeted payouts if these objectives are not realized. Alternatively, in the event we exceed our objectives, these plans are designed to compensate executives at above-target levels.

As noted above, providing safe and reliable operations continues to be a foundational strategy of our business. Although safe and reliable operations benefit the Company and its shareholders in the long-term, the Compensation Committee believes that this goal is best measured in the short-term. The Compensation Committee also believes it is important to link compensation opportunities for our executives to our stock performance over the long-term. Given these considerations, the Committee links compensation incentive opportunities with meeting financial targets while providing safe and reliable operations in the short-term, and enhancing shareholder return over the long-term.

Consistent with this philosophy, the Committee has structured our annual short-term incentive program to provide our Named Executive Officers with substantial incentives to reach short-term strategic objectives that are aligned with the Company’s long-term strategic plan. Short-term cash payouts are tied to specific financial and operational goals at the corporate and business unit level, where appropriate, that align with our strategic objectives and our shareholders’ interests:

•	80% of each executive’s short-term cash incentive opportunity is based upon targets for our EPS, Spectra Energy Transmission EBITDA and ROCE and capital project targets of our core businesses.

•	The remaining 20% is based upon achieving operational and safety objectives.

Please see pages 43-45 to learn more about these performance measures and why the Committee chose them.

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COMPENSATION DISCUSSION AND ANALYSIS Compensation-Setting Process

In our long-term incentives, the Committee emphasizes TSR. A substantial portion of the compensation opportunities for our Named Executive Officers consists of long-term equity-based incentives that are designed both to align our executives’ interests with our shareholders’ long-term interests and to provide meaningful performance and retention incentives:

•	60% of the long-term incentive grants made to our Named Executive Officers vest based on TSR measured over a three-year period.

•	40% of the grants are subject to vesting requirements at the end of three years.

Please see pages 46-48 for more detail about our long-term incentives.

2015 Shareholder Advisory Vote on Compensation

We have traditionally received very strong support for our executive compensation practices. In an advisory vote held at the 2015 Annual Meeting, our shareholders voted in strong support of the executive compensation programs and on the compensation earned by our Named Executive Officers, with a vote of over 95% in favor.

Compensation-Setting Process

Compensation Committee

The Compensation Committee’s responsibilities include:

•	establishing and reviewing the Company’s overall compensation philosophy;

•	reviewing the effectiveness of our compensation program on a regular basis and approving changes to the program;

•	reviewing and approving the salaries and other compensation of all our executive officers, including the Named Executive Officers, and any agreements with executive officers regarding their compensation;

•	with input from the Board, performing an annual evaluation of our Chief Executive Officer’s performance; and

•	making recommendations to the Board on targeted compensation levels for our Chief Executive Officer.

The Compensation Committee operates under a written charter adopted by the Board, which you may view in the “Corporate Governance” section of our website at www.spectraenergy.com. For more information about the Committee and its responsibilities, see page 12.

36       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Compensation-Setting Process

Five independent directors make up our Compensation Committee: Michael E. J. Phelps (Chair), Joseph Alvarado, Pamela L. Carter, Clarence P. Cazalot Jr and Michael G. Morris. Each has had significant responsibility for the design and administration of executive compensation programs, having served either on other public company compensation committees or as the senior executive of a business unit.

COMPENSATION COMMITTEE MEMBERS: RELEVANT EXPERIENCE
Mr. Phelps (Chair)

• over 10 years as a member and chairman of various compensation committees and currently Chairman and founder of Dornoch Capital Inc. and a director of Marathon Oil Corporation

• also served as Chairman, President and Chief Executive Officer of Westcoast Energy Inc. (a company later acquired by a predecessor of Spectra Energy)

Mr. Alvarado	• currently serves as Chairman, President and Chief Executive Officer and a director of Commercial Metals Company
Ms. Carter

• previously served as President of a business unit at Cummins Inc., a global manufacturer of diesel engines and related technologies, and is a director of CSX Corporation and Hewlett Packard Enterprise Company

Mr. Cazalot

• previously served as Chairman, President and Chief Executive Officer of Marathon Oil Corporation, and is also a director of Baker Hughes Incorporated and FMC Technologies, and serves on the Compensation Committee of FMC Technologies

Mr. Morris

• previously served as Chairman, President and Chief Executive Officer of American Electric Power Company, Inc., serves as a director of Alcoa Inc., L Brands, Inc. and The Hartford Financial Services Group, serves as the Chair of Alcoa Inc.’s Compensation and Benefits Committee and serves as a member of the Compensation Committee of L Brands, Inc.

It is expected that the Compensation Committee will meet as often as is necessary to perform its duties and responsibilities. In 2015, the Committee met five times. Our Chief Executive Officer and other members of management may attend Compensation Committee meetings, as invited. The Compensation Committee also meets in executive session without the presence of management or its consultant.

The Chair of the Compensation Committee works with management to establish meeting agendas. The Committee receives and reviews materials in advance of each meeting; these may include information that management believes will be helpful to the Compensation Committee, as well as materials the Committee has specifically requested. In 2015, these materials addressed matters such as (1) the competitiveness of executive compensation programs based on market data; (2) total compensation provided to Spectra Energy executives; (3) trends and legislative activity in executive compensation and/or benefits; (4) executive stock ownership levels; and (5) corporate financial and operational performance compared to predetermined objectives.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of Spectra Energy. In addition, during the last fiscal year, none of our executive officers served as a member of the board or the compensation committee of any entity in which a Spectra Energy Board or Compensation Committee member is an executive officer.

Committee Advisors

Since 2007, the Compensation Committee has retained ExeQuity, LLP as its independent compensation consultant. ExeQuity reports directly to the Compensation Committee on matters related to executive compensation, advises it on best practices, and analyzes meeting materials prepared by management. It confers, independently of management, with the Committee’s Chair and with the full Committee, although it may discuss compensation matters with management on a limited basis at the Committee’s direction. As needed, ExeQuity meets with the Committee in

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COMPENSATION DISCUSSION AND ANALYSIS Factors Considered in Determining Total Compensation

executive sessions at which no one from Spectra Energy’s management is present. ExeQuity performs no other services for the Company.

In 2015, ExeQuity prepared materials for the Compensation Committee, reviewed materials provided to the Compensation Committee by management, consulted with the Chair prior to meetings regarding agenda items, and attended Committee meetings.

In retaining ExeQuity, the Compensation Committee considered the six factors set forth in Section 303A.05(c)(iv) of the NYSE Listed Company Manual concerning potential conflicts of interest. In addition, after a review of information provided by each member of the Compensation Committee, as well as information provided by ExeQuity, the Compensation Committee determined that there are no conflicts of interest raised by ExeQuity’s work with the Compensation Committee.

Role of Management

Members of Spectra Energy’s management, including our Chief Executive Officer, participate in certain aspects of the compensation-setting process, including:

•	recommending compensation programs, compensation policies, compensation levels and incentive opportunities;

•	compiling, preparing and distributing materials for Compensation Committee meetings, including market data;

•	recommending performance targets and objectives; and

•	evaluating employee performance (other than the performance of our Chief Executive Officer, whose performance is reviewed by the independent members of the Board).

In 2015, management engaged Aon Hewitt to assist management in developing its recommendations regarding compensation; in this capacity, Aon Hewitt may be asked to attend the Compensation Committee meetings from time to time to discuss research and reports that it prepares at management’s request.

Factors Considered In Determining Total Compensation

Peer Group Comparison

The Compensation Committee sets salaries and short-term and long-term Incentive target levels based in part on what it determines to be the market median of compensation available to our executives in the market. The market for highly talented executives is competitive, and we believe our success depends on our ability to attract and retain executives who are qualified to successfully execute our short-term and long-term objectives. We believe that our hiring objectives cannot be achieved unless we offer compensation opportunities that are competitive in the marketplace.

We would prefer to define the market median based on the practices of a sizeable peer group of companies with market capitalizations and revenues comparable to ours and with lines of business similar to ours. However, there are not enough companies meeting this description to allow us to assemble such a peer group. Therefore, in setting compensation targets, the Compensation Committee considers data from published compensation surveys as well as information from the public filings of representative companies in the markets where we compete for executive talent and capital – which we refer to as the Peer Group. Companies included in the Peer Group are shown to the right.

Peer Group*

CenterPoint Energy, Inc.

Consolidated Edison, Inc.

Dominion Resources, Inc.

DTE Energy Company

Enbridge Inc.

EQT Corporation

Kinder Morgan, Inc.

National Fuel Gas Company

ONEOK, Inc.

PG&E Corporation

Public Service Enterprise Group Inc.

Sempra Energy

TransCanada Corporation

Williams Companies, Inc.

Xcel Energy Inc.

*	NiSource Inc., which was part of the 2014 Peer Group, has been removed because its pipeline, midstream and storage assets were spun off in the first quarter of 2015, resulting in it being an electric gas utility.

38       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Elements of Our Compensation Program

The Compensation Committee also considers trends in the broader market as shown in general industry surveys. Specifically, the Compensation Committee has used the Aon Hewitt Total Compensation Management Database because it believes this survey provides a reliable indication of compensation practices in
companies with revenues comparable to ours and of similar size.	Our total incentive opportunities emphasize long-term goals to drive long-term decision-making and shareholder alignment.

External Market Conditions and Individual Factors

In addition to using benchmark survey data, the Compensation Committee takes into account external market conditions and individual factors when establishing the total compensation of each Named Executive Officer. Individual factors include the executive’s performance, level of experience, tenure, responsibilities and position. External market conditions include competitive pressures for the executive’s particular position within the industry, economic developments, the condition of labor markets, and the financial and market performance of the Company. To assist in its evaluation, the Compensation Committee uses tally sheets that provide the details of an executive’s historical and proposed compensation. Finally, the Compensation Committee considers internal equity when evaluating the compensation of our Named Executive Officers relative to one another.

Risk Considerations in Our Compensation Program

In addition to reviewing market factors, the Compensation Committee reviews the alignment of the executive compensation program components with the interests of our shareholders. The overall mix and design of our executives’ short- and long-term incentive compensation opportunities are balanced to mitigate undue risk and promote the health of the Company.

To drive long-term decision-making, our total incentive opportunities place greater emphasis on long-term goals. In our short-term program, no more than 30% of a Named Executive Officer’s targeted award is dependent on any one performance measure. Our short-term measures are chosen to balance the importance of generating short-term earnings and cash with the efficiency and effectiveness of our employed capital. Sixty (60) percent of each executive’s long-term opportunity is contingent on the performance of our stock relative to that of our peers, and each executive is required to own certain amounts of Spectra Energy stock, which provides continued alignment with our shareholders’ interests in the long-term growth of the Company.

Elements of Our Compensation Program

The objective of our compensation program is to link total compensation to individual and company performance on both a short-term and long-term basis. To carry out this objective, the program is structured to include short-term incentives that reward the achievement of predetermined performance objectives and long-term incentives that reward stock performance and encourage our executives to align their interests with those of shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS Elements of Our Compensation Program

PRINCIPAL COMPENSATION COMPONENTS FOR NAMED EXECUTIVE OFFICERS

Component	Rationale	Structure
Salary	•Provides compensation for performing day-to-day responsibilities •Creates a framework for incentive awards, which are structured as a percentage of base salary	Paid in cash at regular intervals throughout the year.
Short-Term Incentive

•Makes significant percentage of cash compensation contingent on specific financial targets and operational performance goals.

•Employs performance goals that are appropriate short-term measures of the business imperatives necessary to build financial success and operational excellence in the long term.

Annual cash payment based on the achievement of defined financial and operational performance goals:

•80% based on financial goals (EPS, EBITDA, ROCE and project goals) for our core businesses

•20% based on operational and safety goals

Long-Term Incentive	•Aligns the interests of executives with those of shareholders by rewarding long-term Company stock performance •Builds our executives’ equity ownership stake and provides a retention incentive

Performance share units (60% of target award value)

•Payouts depend on TSR compared with our Peer Group over a three year measurement period

•Payouts can range from 0% to 200% of target

•Once earned, the units are converted to common stock

•Dividend equivalents are accumulated from grant date but paid only upon vesting

Phantom units (40% of target award value)

•Time-based; vest after three years

•Once earned, units are paid in cash

•Dividend equivalents are accumulated from grant date but paid only upon vesting

Retirement	•Provides retention incentives, rewards service through retirement-related payments, and provides savings opportunities •Comparable to market; important tool for attracting and retaining executives	Company-sponsored retirement and savings plans (401(k), deferred compensation, defined-benefit plans)

40       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS 2015 Compensation

Component	Rationale	Structure
Severance

•Promotes management continuity and focus on best results for shareholders in the event of a change in control of the Company

•Incorporates features that limit the circumstances in which payout can occur and the amount paid (e.g., double-trigger, no tax gross-ups)

Agreements that provide benefits upon termination following a change in control of the Company.

2015 Compensation

Pay Mix

An executive’s total compensation opportunity is the sum of annual base salary, annual cash incentive target, and the target value of his annual long-term incentive grant. The opportunity established for each of our Named Executive Officers is intended to provide total target compensation that falls in the median range for individuals who hold comparable positions in the markets in which we compete for executive talent.

For 2015, the total target pay opportunity, in aggregate, was at the market median for our Named Executive Officers.

Consistent with the pay-for-performance objectives of our compensation program, 84% of our Chief Executive Officer’s total target pay opportunity, and an average of 69% of all other Named Executive Officers’ total target pay opportunity, was in the form of short-term and long-term incentives.

The following charts show the mix of total target compensation for our Chief Executive Officer and for the other Named Executive Officers.

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COMPENSATION DISCUSSION AND ANALYSIS 2015 Compensation

Salary and Total Pay Opportunities

Chief Executive Officer

In determining Mr. Ebel’s 2015 total compensation opportunity, in February 2015 the Compensation Committee reviewed his 2014 performance and that of the Company; the Company’s long-term performance; market survey data; and Peer Group data.

Among the Company’s performance results and other factors the Committee considered were the following:

•	In 2014, an all-time high was achieved for safety results, with results improving across the Company; there was a 40% improvement over 2013 employee injury rates and a 20% improvement over 2013 contractor injury rates.

•	$800 million of growth projects were placed into service during the year and Spectra Energy secured 3.5 billion of new growth projects, supported by firm, fee-based contracts. These advancements marked significant progress towards the Company’s goal of securing $35 billion in growth opportunities by the end of the decade.

•	We increased our annual dividend growth to 14 cents per share, up from 12 cents.

•	We substantially exceeded our distributable cash flow, dividend coverage ratio, and EBITDA targets.

After considering this record of achievement, the Compensation Committee deemed it appropriate to increase Mr. Ebel’s short-term incentive target from 100% to 110%. This continues to align Mr. Ebel’s total target compensation with the overall general industry survey data as well as our Peer Group.

Other Named Executive Officers

In February 2015, the Compensation Committee reviewed the 2014 salaries of our Named Executive Officers and approved salary adjustments based on job responsibilities, levels of experience, individual performance, the salaries of executives in comparable positions as obtained from market surveys, and internal comparisons. The Compensation Committee also reviewed the 2014 total target pay opportunities for our executives to see how those opportunities compare with pay opportunities at companies with which we compete for talent.

To ensure that their salaries remain competitive with the marketplace, Mr. Reddy received a base salary adjustment for 2015 of approximately 5%, and Mr. Hedgebeth and Ms. Ables each received a base salary adjustment for 2015 of approximately 3%.

The following table shows the 2015 target pay opportunities for each Named Executive Officer.

2015 TARGET PAY OPPORTUNITIES
Name	Salary*	STI Target Opportunity	LTI Target Opportunity	Total Target Pay Opportunity
Gregory L. Ebel	$1,133,000	$1,246,300 (110%)	$4,815,250 (425%)	$7,194,550
J. Patrick Reddy	$640,000	$480,000 (75%)	$1,152,000 (180%)	$2,272,000
Reginald D. Hedgebeth	$570,800	$399,560 (70%)	$856,200 (150%)	$1,826,560
Guy G. Buckley	$450,000	$292,500 (65%)	$630,000 (140%)	$1,372,500
Dorothy M. Ables	$477,800	$334,460 (70%)	$597,250 (125%)	$1,409,510

*	Base salary effective March 1, 2015

42       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS 2015 Compensation

Short-Term Incentive Opportunities

The 2015 short-term incentive opportunities under the Spectra Energy Executive Short-Term Incentive (“STI”) Plan were designed to compensate executives based on the Company’s 2015 financial and operational performance against goals set at the beginning of the year, and also on each executive’s overall individual performance during the year. The Committee established threshold, target and maximum incentive opportunities for each participant, expressed as a percentage of base salary. Target STI awards for our Named Executive Officers in 2015 are reflected in the 2015 Target Pay Opportunities table above.

Under guidelines adopted for the 2015 STI program, the Compensation Committee set a maximum payment opportunity on 2015 short-term incentive payments for all of our executives equal to 200% of their STI target. In order to meet requirements relating to the Company’s tax deduction under Section 162(m) of the Internal Revenue Code, annual incentive payouts are initially set at this maximum level to the extent that performance against any one of the Spectra Energy, Spectra Energy Transmission or business unit financial goals meets the threshold level of performance. To determine actual payouts, however, the Compensation Committee applies the following framework (in conjunction with actual performance against the Company’s financial and operational measures and individual performance evaluations in order to determine appropriate payout levels):

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COMPENSATION DISCUSSION AND ANALYSIS 2015 Compensation

Spectra Energy Ongoing EPS is one of the primary measures the investment community uses to value the Company. We define this measure as earnings per share adjusted for the per-share impact of discontinued operations and certain charges and credits that we believe will not be recurring on a regular basis. As shown to the right, the actual 2014 EPS result was $1.62 and the EPS target for 2015 was set at $1.19. The EPS target for 2015 was set lower than the actual 2014 EPS result because of commodity prices and foreign exchange rates. The EPS amount necessary to achieve the maximum payout was set at $1.45, or about 22% above the target, an earnings level that was judged to be possible if financial performance was far superior to our original expectation.

Spectra Energy Transmission EBITDA is a measure of the effectiveness of the core business’s ability to generate cash without depreciation, interest or taxes, excluding our joint venture, DCP Midstream, LLC (“DCP Midstream”). In determining this measure, we have eliminated the impact of certain factors in order to make this measure a clearer gauge of the performance of our four core business units, including among others, the elimination of the effect of commodity price changes, the effect of exchange rate fluctuations in Canadian currency and the impact of weather at our distribution business unit. Target performance was set at a level that matched our corporate forecasts. Maximum performance was set at a level judged to be difficult to achieve, and minimum performance was set at the lowest level that would justify a payout.

Spectra Energy Transmission ROCE reflects the efficiency and effectiveness of capital deployment in our core business. Our business is capital-intensive and depends on the effective execution of our projects. Our ability to achieve our targeted returns on these projects is vital to the success of our business. Spectra Energy Transmission ROCE is one of the 2015 STI performance measures used for all of our Named Executive Officers. We define Spectra Energy Transmission ROCE as our EBIT (excluding results from DCP Midstream) divided by our annual average total debt plus equity minus cash on hand and our investment in DCP Midstream. Target performance was set at a level consistent with corporate forecasts. Similar to other measures, maximum and minimum performance were set, respectively, at levels deemed by the Compensation Committee to be significant challenges or minimally acceptable.

Given the importance of safe and reliable operations, two scorecards were designed to provide alignment and a common culture in all our field and office locations. The first scorecard is the Environmental, Health and Safety Scorecard, which consists of several industry-leading and lagging indicators that promote leadership, continuous improvement and a culture of zero injury. Annual targets in these areas are set to achieve incremental improvement in performance over prior years’ results.

44      SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS 2015 Compensation

To promote leadership in enhancing a safety culture, safety leadership training for front line field supervisors was developed and conducted, and employees were required to complete all applicable environmental, health and safety training.

We emphasized the importance of a zero-injury culture in two areas: our people and our environment. With respect to our people, we measured improvement in frequency rates for recordable employee and contractor injury, for employee days away and restricted time incident frequency, and for preventable vehicle incidents. With respect to our environment, we focused on: ensuring that corrective actions and root cause analyses are developed for recordable incidents, development and implementation of a process to ensure that learnings from significant incidents are shared across the Company, and minimization of impacts on our environment.

The second scorecard is the Operations Scorecard, which consists of several goals designed to ensure effective management of efficient operations. These measures consisted of effectively managing operational and maintenance costs, measuring the reliability of performance at our compressor stations and processing plants, measuring the compliance of our pipelines with prescribed inspection and maintenance work, and maintaining the integrity of our pipelines.

We also have a third scorecard, which is the Project Scorecard. This consists of two goals designed to ensure effective management of budget and schedule for our capital expansion projects. These measures consisted of: meeting budgeted capital expenditures and achieving budgeted internal rates of return on these projects.

Determination of 2015 Short-Term Incentive Payments

At the end of the 2015 cycle, management prepared a report on the achievement of the financial and operational goals under our STI plan. The Compensation Committee reviewed and approved these results in February 2016, along with any proposed adjustments based on individual performance for each Named Executive Officer. In the case of Named Executive Officers other than our Chief Executive Officer, the Chief Executive Officer made recommendations to the Committee regarding any adjustments based on individual performance. In the case of our Chief Executive Officer, the Committee reviewed and approved his performance against financial and operational objectives and his overall individual performance. Following this process, the Compensation Committee approved the final performance results and payment of incentives to all Named Executive Officers.

The table below shows the level of performance needed to achieve the threshold, target and maximum payouts established for each financial goal, as well as the actual 2015 results and actual payout percentages. As discussed above, for each goal, achievement of the threshold, target and maximum amounts would result in corresponding payout percentages of 50%, 100% and 200%, respectively, of the target level.

For example, an executive’s short-term incentive payment associated with our Spectra Energy Ongoing EPS results was calculated as 20% of the executive’s target cash incentive opportunity (20% being the weighting assigned to the EPS measure) multiplied by the actual 2015 payout percentage for the EPS measure, which was 84.62%.

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COMPENSATION DISCUSSION AND ANALYSIS 2015 Compensation

In determining the final award amounts, the Committee also considered other factors, including Mr. Ebel’s leadership in driving strong company performance in 2015, positioning the Company to succeed during an energy downturn as well as ensuring the Company’s financial strength and stability in an extremely volatile market. The Committee also included in its final determination of awards, Messrs. Reddy’s and Buckley’s performance related to the Company’s financial and strategic success in 2015 and Ms. Ables’ success in delivering a major IT project on-time and under budget.

2015 STI AWARDS
Name	Actual Short-Term Incentive Payout	Payout as a Percent of STI Target Opportunity
Gregory L. Ebel	$1,889,001	152%
J. Patrick Reddy	$749,016	156%
Reginald D. Hedgebeth	$573,548	144%
Guy G. Buckley	$479,869	164%
Dorothy M. Ables	$510,101	153%

2015 Long-Term Incentive Opportunities

We provide long-term incentive opportunities to our executive officers to achieve an alignment of executive and shareholder interests. These opportunities are designed to incentivize executives to achieve strategic goals that will maximize long-term shareholder value.

The Compensation Committee decided that our long-term incentive program should consist of both a time-based element and a performance-based element. It believes that combining these two forms of awards, with a heavier weighting on the performance element, is an effective means of creating a focus on shareholder return and helping us retain our executive talent in a competitive market. We therefore award performance share units, which generally vest when certain specific performance goals are achieved, in combination with phantom units that generally vest over a three-year period if the grantee remains continuously employed by the Company/affiliates.

Phantom units

Phantom units make up 40% of the annual LTI grant value. These units generally vest at the end of three years if the grantee remains continuously employed by the Company/affiliates, at which time they are paid in cash, based on the fair market value of Spectra Energy common stock at the time of vesting. Dividend equivalents are accumulated from the date of grant and paid (in cash) only on the number of phantom units that actually vest.

Performance share units

For 2015, performance share unit awards continued to make up the remaining 60% of the target value of annual long-term compensation. These units are earned based on how the Company performs over a three-year period relative to our Peer Group. Please see “– Factors Considered in Determining Total Compensation – Peer Group Comparison” for more information regarding the Peer Group.

The vesting of performance share unit awards depends on how the TSR of our common stock (a performance metric under our long-term incentive program) compares to TSR results of our Peer Group over a three-year measurement period, as shown below:

46       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS 2015 Compensation

The Compensation Committee approved these percentages after reviewing similar plans adopted by many of the companies in the Peer Group, reviewing the historical returns of the Peer Group as well as indices that track energy company performance, and consulting with its independent compensation consultant.

Once earned, the performance share units are converted to shares of Spectra Energy common stock at the time of vesting. This payout design for the performance share units, in combination with the payout design for the phantom units, is intended to provide for stock accumulation while also allowing for investment diversification. Dividend equivalents are accumulated from the date of grant and paid (in cash) only on the number of performance share units that actually vest.

For the purpose of determining the number of performance share units and phantom units granted, we use Aon Hewitt’s Total Compensation Management valuation model. Based on this model, adjustments are made to reflect the risk associated with the performance and time vesting conditions, resulting in discounts to 88.78% and 93.78% for performance share units and phantom units, respectively.

We use this expected value methodology in determining awards because this valuation method represents the benefit or opportunity to the employee. It assigns a prospective dollar value to long-term incentives for various compensation-related purposes including comparison of compensation across companies in a peer group. The value shown in the Summary Compensation Table is calculated using standard accounting methodologies. Under the accounting rules, use of a relative TSR performance measure generally produces higher accounting expense than awards that vest based on other measures or solely on service.

We believe in strong alignment of executive pay with TSR. This alignment provides competitive long-term incentive opportunities and incentivizes management to focus on the critical value of shareholder returns. Even though it produces higher accounting expense, we have a heavier weighting on relative TSR as a performance metric than the majority of our peers, as we believe it has the strongest alignment with returns our shareholders realize.

The table below shows long-term incentive awards granted to our Named Executive Officers in 2015:

2015 LTI GRANTS
Name	Expected Value of LTI/Equity Grants (as a % of Base Salary)	Number of Performance Share Units Granted	Number of Phantom Units Granted
Gregory L. Ebel	425%	94,000	59,350
J. Patrick Reddy	180%	22,500	14,200
Reginald D. Hedgebeth	150%	16,700	10,550
Guy G. Buckley	140%	12,300	7,750
Dorothy M. Ables	125%	11,650	7,350

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COMPENSATION DISCUSSION AND ANALYSIS 2016 Compensation

Determination of 2013-2015 Performance Share Unit Awards

The 2013 performance unit cycle commenced on January 1, 2013 and ended on December 31, 2015. Performance share units vest based on our TSR for this three-year period as compared to the TSR for companies in our 2013 Peer Group for LTI (which was the same as the 2015 Peer Group shown on page 38, except that it also included Ameren Corporation, Questar Corporation and NiSource Inc.). Our final TSR for the three-year period was –3.54%, which is at the 37.5 percentile of the 2013 Peer Group for LTI. This resulted in a payout percentage of 68.75%. It has been a challenging 18 months in our industry sector and in spite of these headwinds, we have continued to provide steady and stable results on our financial and operational fronts. The markets have responded and through the end of January 2016, our TSR increased from -3.54% to 12.97%, while some of our peers have continued to experience challenges in the marketplace. The following table lists the resulting number of 2013-2015 performance shares that vested and the total value realized including associated dividend equivalents:

	Original 2013 PSU Grant		Final 2013 PSU Results
Name	# Shares at Target	Value of Grant	# Shares at Vest	Value Realized
Gregory L. Ebel	88,000	$3,193,520	60,500	$1,976,233
J. Patrick Reddy	24,800	$899,992	17,050	$556,938
Reginald D. Hedgebeth	19,900	$722,171	13,682	$446,923
Guy G. Buckley	8,300	$301,207	5,708	$186,452
Dorothy M. Ables	13,900	$504,431	9,558	$312,212

2016 Compensation

The Compensation Committee approved the 2016 incentive programs including the following:

In the short-term incentive program, Distributable Cash Flow is replacing EPS as our enterprise-wide corporate measure to better align with how our shareholders measure the Company’s performance. The STI program will continue to focus on cash generation through EBITDA, incentivize the efficiency and effectiveness of capital deployment in our core businesses through ROCE, and focus on the importance of safe and reliable operations though EHS and Operational measures.

Three key changes have been made to the 2016 long-term incentive program for our Named Executive Officers:

•	The majority of the LTI awards will continue to be performance-based and will consist of performance share units, phantom units, and non-qualified stock options (please see “Change in LTI Awards” table below).

•	The measure for the performance share units will continue to be relative TSR over a three year period; however, the customized peer group will consist of companies in the S&P 500 Energy Index, the Alerian Index (excluding SEP and DCP Midstream), and Enbridge Inc. and TransCanada Corporation. The LTI peer group was revised to reflect changes in our industry and to better align industry results with the performance of the Company.

•	Lastly, all equity awards for our Named Executive Officers will contain a “double trigger” for vesting upon a change in control; that is, vesting will only accelerate when both a change in control and a qualifying termination event has occurred.

Change in LTI Awards

	LTI Grant Value Weighting
Equity Type	2015 Award	2016 Award	All equity types align with shareholder interests, in addition to:
Performance Share Units	60%	50%	Aligns Spectra Energy’s stock performance relative to others in our key indices
Non-qualified stock options	none	20%	Aligns Spectra Energy’s stock performance on an absolute basis
Phantom Units	40%	30%	Provides retention for executives

48       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Retirement and Other Benefits

Additionally, the Compensation Committee made no change to the Chief Executive Officer’s 2016 base pay or short-term and long-term incentive targets due to his target compensation being in line with the overall general industry survey data and in recognition of current industry market conditions. Following the Committee’s approval, effective on March 15, 2016, the Company entered into an amendment to the change in control agreement for the Chief Executive Officer to increase his cash severance benefits from two times to three times his annual salary and annual target cash incentive to be in line with market practice.

Retirement and Other Benefits

Retirement Benefits

We provide our executives with retirement benefits under the Spectra Energy Retirement Savings Plan, the Spectra Energy Executive Savings Plan, the Spectra Energy Retirement Cash Balance Plan and the Spectra Energy Executive Cash Balance Plan. The Compensation Committee has determined that, based on market surveys, these plans are comparable to the benefits provided by our peers and provide an important tool for attracting and retaining our executives. Please refer to “Compensation Tables” beginning on page 52 for disclosure of the amounts paid to our Named Executive Officers under these plans.

The Spectra Energy Retirement Savings Plan, a “401(k) plan,” is generally available to all our employees in the United States. It is a tax-qualified retirement plan that provides a means for employees to save for retirement on a tax-deferred basis and to receive an employer matching contribution. Earnings on amounts credited to the plan depend on each participant’s investment choices (which may include a Spectra Energy common stock fund).

The Spectra Energy Executive Savings Plan enables executives to defer compensation, and receive employer matching contributions, in excess of the limits of the Internal Revenue Code that apply to qualified retirement plans such as the Spectra Energy Retirement Savings Plan. Investment choices under this plan are similar to those offered to all employees under the Spectra Energy Retirement Savings Plan.

The Spectra Energy Retirement Cash Balance Plan provides a defined benefit beginning at retirement, the amount of which is based on a participant’s cash balance account balance, which grows with monthly pay and interest credits.

The Spectra Energy Executive Cash Balance Plan provides executives with the retirement benefits to which they would be entitled under the Spectra Energy Retirement Cash Balance Plan in the absence of the Internal Revenue Code limits.

Perquisites and Personal Benefits

At the direction of the Board, Mr. Ebel uses the Company aircraft for personal travel in limited circumstances, primarily for business efficiency. Mr. Ebel’s family and guests may accompany him on business and personal trips. Other executive officers are not allowed to initiate personal trips on corporate or chartered aircraft. However, they are permitted to invite their spouses or guests to accompany them on business trips when space is available. When an executive officer’s use of aircraft or a guest’s travel does not meet the Internal Revenue Service’s standard for business use, the cost of that travel is imputed as income to the officer even if it did not result in incremental cost to the Company.

Severance

The Compensation Committee believes that change-in-control severance arrangements serve shareholders’ best interests by diminishing the potential distraction created by the personal uncertainties and risks that may affect our executives’ focus in the context of a potential corporate restructuring or change-in-control transaction. These protections also help ensure continuity of management in the event of certain corporate transactions.

However, the Committee believes that executives should not be unduly enriched if change-in-control severance arrangements are triggered. Accordingly, each Named Executive Officer has entered into an agreement with the Company that defines the circumstances under which severance benefits would be paid.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      49

COMPENSATION DISCUSSION AND ANALYSIS Other Compensation Policies

The Compensation Committee approved the terms of these agreements after consultation with its independent compensation consultant and with outside counsel. For 2015, the agreements include the provisions listed below, which the Compensation Committee considered to be sufficient to achieve its objectives. See also – “Compensation Tables – Potential Payments upon Termination of Employment or Change in Control.”

•	Agreements are triggered only if there is both a change in control of the Company and a qualifying termination of employment. This feature is commonly called a “double trigger.”

•	Cash severance benefits are limited to two times annual salary plus two times annual target cash incentive.

•	Medical, dental and life insurance are continued during the two years following severance.

•	A lump-sum payment is provided for company savings-plan and pension-plan contributions.

•	There is no provision to gross-up excise taxes that may be triggered under Section 4999 of the Internal Revenue Code. However, severance payments may be reduced to a level that does not trigger the excise tax if this results in greater net after-tax benefits for the executive than if severance benefits were not reduced and excise tax was paid.

•	Executives are subject to certain non-competition and non-solicitation provisions.

Other Compensation Policies

Clawback Policy

We have a policy on recovery of executive compensation (“Clawback Policy”). Our executive officers who are subject to Section 16 of the Exchange Act are subject to the Clawback Policy (each, a “Covered Person”). If our financial results are significantly restated due to fraud or intentional misconduct and a Covered Person is found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement, the Clawback Policy permits seeking recoupment of incentive, equity and/or performance-based compensation amounts awarded and paid to such Covered Person during the three-year period preceding the date of the restatement. Determinations of whether or not to seek such recoupment will be made, with respect to our Chief Executive Officer, at the sole discretion of our Board, and with respect to other Covered Persons, at the sole discretion of the Compensation Committee.

Stock Ownership Policy

We have adopted a stock ownership policy for executive officers and other key employees who receive long-term incentives. We believe that our executives should be required to own shares of Spectra Energy in order to establish an alignment between their interests and the interests of our shareholders. The employee is required to satisfy the ownership target within five years after becoming subject to the policy. To reinforce the importance of stock ownership, employees who do not achieve their ownership targets by a preset date become ineligible for future long-term incentives unless they apply all short-term incentive payments to the purchase of our common stock until the ownership target is achieved.

The following table summarizes our stock ownership policy for our executive officers. All Named Executive Officers have exceeded their aggregate stock ownership requirement under this policy.

STOCK OWNERSHIP REQUIREMENTS
Position	Number of Shares
Chairman, President and Chief Executive Officer	200,000
Other Named Executive Officers	70,000
All Other Executives Subject to Guidelines	2,000-30,000

50       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Tax and Accounting Implications of Our Compensation Program

Derivative Transactions

Our stock trading policy applies to transactions in any securities that derive their value from our common stock or any of our debt securities. To avoid even the appearance of insider trading, this policy permits trading by our directors and executives in our securities only during a 30-day window following our quarterly or annual earnings release and only after obtaining preclearance from our Chief Executive Officer or General Counsel. In addition, because of the inherent potential for abuse, this policy restricts our directors and executives from entering into short-swing transactions, short sales, or the use of derivative securities, hedging transactions or margin accounts when such accounts or transactions relate to our securities.

Tax and Accounting Implications of Our Compensation Program

Deductibility of Executive Compensation

The Compensation Committee reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company generally may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. However, the $1 million limit does not apply to performance-based compensation that is paid pursuant to shareholder-approved plans and is approved by directors who qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

The Compensation Committee generally structures and administers executive compensation plans and arrangements so that they will not be subject to the 162(m) deduction limit. However, to maintain flexibility in structuring appropriate compensation programs, the Committee may from time to time approve payments that cannot be deducted. For example, phantom units awarded to certain employees under our Long-Term Incentive Plan may not be deductible for federal income tax purposes, depending on the amount and type of other compensation these employees receive.

Accounting for Stock-Based Compensation

In accounting for employee awards, equity classified stock-based compensation cost is measured at the grant date based on the fair value of the award and is generally recognized as expense over the period beginning on the date the award is granted and ending on the earlier of the date the award vests or the date the employee becomes retirement-eligible. For accounting purposes, awards granted to retirement-eligible employees are deemed to vest on the grant date and their cost is recognized at that time. Liability classified stock-based compensation cost is re-measured at each reporting period and is recognized as expense over the requisite service period.

Internal Revenue Code Section 409A

To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we endeavor to ensure that, if applicable, the requirements of Section 409A of the Internal Revenue Code are satisfied. Failure to satisfy the Section 409A requirements could subject the executives receiving such nonqualified deferred compensation to a 20% excise tax.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      51

Compensation Tables

This section provides information regarding the compensation of our Named Executive Officers for 2013 through 2015.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Gregory L. Ebel(5) President and Chief Executive Officer	2015	1,133,000	—	6,664,813	—	1,889,001	313,525	342,321	10,342,660
	2014	1,127,500	—	6,285,224	—	1,784,594	756,627	311,110	10,265,055
	2013	1,094,167	—	4,841,116	—	1,941,204	249,233	175,023	8,300,743
J. Patrick Reddy Chief Financial Officer	2015	634,900	—	1,595,076	—	749,016	162,207	96,312	3,237,511
	2014	606,443	—	1,430,768	—	719,902	164,158	95,228	3,016,499
	2013	588,788	—	1,363,936	—	681,388	99,231	67,069	2,800,412
Reginald D. Hedgebeth General Counsel and Chief Ethics & Compliance Officer	2015	568,033		1,184,285		573,548	73,150	74,850	2,473,866
	2014	551,507	—	1,675,599	—	611,046	139,007	71,549	3,048,708
	2013	535,428	—	1,093,921	—	493,452	78,983	64,905	2,266,689
Guy G. Buckley Chief Development Officer	2015	438,333	—	1,317,409	—	479,869	63,385	56,313	2,355,309
Dorothy M. Ables Chief Administrative Officer	2015	475,488	—	825,805	—	510,101	90,479	70,371	1,972,244
	2014	461,673	—	757,848	—	511,511	167,068	64,481	1,962,581
	2013	448,223	—	763,169	—	413,084	85,836	47,492	1,757,804

(1)	Stock Awards column reflects the aggregate grant date fair value of performance share units and phantom units awards granted each year as shown in the “2015 Grants of Plan-Based Awards” table on page 53, and computed in accordance with the provisions of FASB ASC Topic 718. The aggregate dollar amount was determined without regard to any estimate of forfeitures related to service-based vesting conditions. See Note 22 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2015 regarding assumptions underlying the valuation of equity awards. See page 47 for determination of units granted and variance with accounting values shown above. If the performance share units vested at the maximum level, the following represents the maximum value that would be payable on the performance share units granted in 2015, based on the closing stock price of our common stock on the grant date of these awards for Messrs. Ebel, Reddy, Hedgebeth, and Buckley and Ms. Ables: $6,914,640, $1,655,100; $1,228,452; $904,788; and $856,974, respectively.

(2)	Non-Equity Incentive Plan Compensation column includes amounts payable under the Spectra Energy Executive STI Plan with respect to the 2015, 2014 and 2013 performance periods. Unless deferred, these amounts were paid, respectively, in February 2016, March 2015, and February 2014.

(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings represents the change in value during the twelve-month period ending on December 31 of each year. These changes were as follows for each Named Executive Officer:

	Gregory L. Ebel ($)	J. Patrick Reddy ($)	Reginald D. Hedgebeth ($)	Guy G. Buckley ($)	Dorothy M. Ables ($)
Change in actuarial present value of accumulated benefit under the Spectra Energy Retirement Cash Balance Plan	11,219	28,378	11,800	10,772	18,159
Change in actuarial present value of accumulated benefit under the Spectra Energy Executive Cash Balance Plan	228,749	133,829	61,350	52,613	72,320
Change in actuarial present value of accumulated benefit under the Pension Choices Plan for Employees of Westcoast Energy Inc. and Affiliated Companies	(29,041)	—	—	—	—
Change in actuarial present value of accumulated benefit under the Spectra Energy Supplemental Pension Plan	102,598	—	—	—	—
Total	313,525	162,207	73,150	63,385	90,479

52       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION TABLES 2015 Grants of Plan-Based Awards

(4)	All Other Compensation column includes the following for 2015:

	Gregory L. Ebel ($)	J. Patrick Reddy ($)	Reginald D. Hedgebeth ($)	Guy G. Buckley ($)	Dorothy M. Ables ($)
Matching contributions under the Spectra Energy Retirement Savings Plan	15,900	15,900	15,900	15,900	15,900
Make-whole matching contribution credits under the Spectra Energy Corp Executive Savings Plan	159,156	65,388	54,845	34,947	43,320
Premiums for life insurance coverage provided under life insurance plans	2,622	7,524	1,710	4,266	4,651
Matching charitable contributions made in the name of the executive under Spectra Energy’s matching gift policy*	8,000	7,500	500	1,200	6,500
Personal use of Company aircraft	152,702	—	1,895	—	—
Tax-return preparation services	3,941	—	—	—	—
Total	342,321	96,312	74,850	56,313	70,371

The amounts shown as “Personal use of Company aircraft” reflect the personal use of the Company’s aircraft by the Named Executive Officers. When travel costs did not meet the IRS standard for “business use,” income was imputed to the officer even though such travel may not have resulted in incremental cost to Spectra Energy. The methodology used to compute the incremental cost of this benefit was based on the hourly variable cost for the use of the aircraft, plus any tax-deduction disallowance.

(5)	A portion of Mr. Ebel’s pension value for 2015, 2014 and 2013 was provided in Canadian dollars and has been converted to U.S. dollars using the Bloomberg spot rate of $0.7226 on December 31, 2015, $0.8605 on December 31, 2014, and $0.9414 on December 31, 2013.

*	Amounts represent Company-matched charitable contributions during 2015.

2015 Grants of Plan-Based Awards
	Grant Date	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory L. Ebel			$623,150	$1,246,300	$2,492,600
	2/17/2015	2/16/2015				47,000	94,000	188,000		$4,481,920
	2/17/2015	2/16/2015							59,350	$2,182,893
J. Patrick Reddy			240,000	480,000	960,000
	2/17/2015	2/16/2015				11,250	22,500	45,000		$1,072,800
	2/17/2015	2/16/2015							14,200	$522,276
Reginald D. Hedgebeth			199,780	399,560	799,120
	2/17/2015	2/16/2015				8,350	16,700	33,400		$796,256
	2/17/2015	2/16/2015							10,550	$388,029
Guy G. Buckley(5)			146,250	292,500	585,000
	2/17/2015	2/16/2015				6,150	12,300	24,600		$586,464
	2/17/2015	2/16/2015							7,750	$285,045
	7/01/2015	4/27/2015							14,000	$445,900
Dorothy M. Ables			167,230	334,460	668,920
	2/17/2015	2/16/2015				5,825	11,650	23,300		$555,472
	2/17/2015	2/16/2015							7,350	$270,333

(1)	This column shows the potential payout opportunities established for the 2015 performance period under the terms of the Spectra Energy Executive STI Plan. The actual amounts paid to each executive under the plan for 2015 are disclosed in the Summary Compensation Table.

(2)	Awards were made in units of Spectra Energy common stock and were granted under the terms of the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated.

(3)	All performance share units are earned based on how the Company performs relative to our Peer Group over a three year performance period (January 1, 2016 to December 31, 2018).

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      53

COMPENSATION TABLES 2015 Option Exercises and Stock Vested

(4)	All awards reflected in this column were computed in accordance with FASB ASC Topic 718. The per-share full grant date fair value of the phantom units and performance share units granted on February 17, 2015 were $36.78 and $47.68, respectively. The per-share full grant date fair value of the phantom units granted on July 1, 2015 was $31.85.

(5)	The Spectra Energy Compensation Committee, at its meeting on April 27, 2015, approved a retention grant of phantom units to Mr. Buckley. Mr. Buckley is a key and critical individual to retain long-term, as he provides leadership for our long-term strategy, M&A and key oversight for our investment in DCP Midstream, as well as oversight of our capital expansion projects. This key executive possesses highly marketable skills in a position of strategic importance as the Company executes on its growth strategy. The Committee sought to ensure that Mr. Buckley would continue to be integral to Spectra Energy’s succession plan.

Outstanding Equity Awards at 2015 Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory L. Ebel	76,700		$25.64	2/27/2017	171,850	$4,114,089	184,500	$4,416,930
J. Patrick Reddy					42,800	$1,024,632	43,100	$1,031,814
Reginald D. Hedgebeth					46,850	$1,121,589	32,300	$773,262
Guy G. Buckley(4)	23,200		$25.64	2/27/2017	32,550	$779,247	21,200	$507,528
Dorothy M. Ables	33.400		$25.64	2/27/2017	22,950	$549,423	22,550	$539,847

(1)	For options expiring on February 27, 2017, the exercise price is equal to the closing price of our common stock on the date of grant.

(2)	Messrs. Ebel, Reddy, Hedgebeth and Buckley and Ms. Ables received Spectra Energy phantom units on February 17, 2015, February 18, 2014, and February 19, 2013 which, subject to certain exceptions, vest on the third anniversary of the date of grant.

(3)	Messrs. Ebel, Reddy, Hedgebeth, and Buckley and Ms. Ables received performance share units on February 17, 2015 and February 18, 2014 which, subject to certain exceptions, are eligible for vesting on December 31, 2017 and December 31, 2016, respectively. As directed by Instruction 3 to Item 402(f)(2) of the SEC’s Regulation S-K, performance share units are listed at the targeted number of units.

(4)	Mr. Buckley received 14,000 phantom units on July 1, 2015 which, subject to certain exceptions, vest on the third anniversary of the date of grant.

2015 Option Exercises and Stock Vested
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Gregory L. Ebel	—	—	111,700	4,028,329
J. Patrick Reddy	—	—	30,250	1,085,994
Reginald D. Hedgebeth	—	—	25,282	911,851
Guy G. Buckley	—	—	20,508	779,429
Dorothy M. Ables	—	—	17,658	636,860

(1)	Time-vested shares included in this column are 51,200 to Mr. Ebel; 13,200 to Mr. Reddy; 11,600 to Mr. Hedgebeth; 14,800 to Mr. Buckley; and 8,100 to Ms. Ables, and the remainder are 50% settled in shares and cash.

(2)	Calculated based on the closing price of a share of common stock on the respective vesting date; includes the following cash payments for dividend equivalents on earned phantom and performance share units, which were paid upon vesting: $448,684 to Mr. Ebel; $121,740 to Mr. Reddy; $101,550 to Mr. Hedgebeth; $79,696 to Mr. Buckley; and $70,928 to Ms. Ables.

54       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION TABLES Pension Benefits

Pension Benefits

This section contains information regarding benefits available to our Named Executive Officers under the Company’s pension and retirement plans.

Spectra Energy Retirement Cash Balance Plan and Executive Cash Balance

We provide pension benefits that are intended to assist our retirees with their retirement income needs. This section contains a detailed description of the plans that make up our pension program.

Each of the Named Executive Officers actively participated in pension plans sponsored by us or an affiliate in 2015. This included the Spectra Energy Retirement Cash Balance Plan (“RCBP”), a noncontributory, defined-benefit retirement plan that is intended to qualify under Section 401(a) of the Internal Revenue Code. The RCBP generally covers non-bargaining employees of the Company and its affiliates, and provides benefits under a “cash balance account” formula.

Each of the Named Executive Officers who participates in the RCBP has satisfied the requirements for receiving the account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to the hypothetical account at the time of benefit commencement. Payment is also available in the form of an annuity based on the actuarial equivalent of the account balance.

The amount credited to the hypothetical account is increased with monthly pay credits, as follows:

Age and service	Percentage of eligible monthly compensation*
Participants with combined age and service of less than 35 points	4%
Participants with combined age and service of 35 to 49 points	5%
Participants with combined age and service of 50 to 64 points	6%
Participants with combined age and service of 65 or more points	7%

*	For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k) or cafeteria plan. It does not include severance pay (including payment for unused vacation), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, long-term incentive compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, phantom stock or restricted stock) and certain other compensation items.

If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly. The interest rate is determined quarterly based upon the 30-year Treasury rate, but with a 4% minimum and a 9% maximum.

A participant’s RCBP benefit may not be less than the amount determined under certain prior benefit formulas (including optional forms). In addition, the benefit is subject to benefit and compensation limits under the Internal Revenue Code.

Each of our Named Executive Officers was also eligible to participate in the Spectra Energy Executive Cash Balance Plan (“ECBP”), a noncontributory, defined-benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Benefits earned under the ECBP are attributable to (a) compensation in excess of the Internal Revenue Code’s annual compensation limit ($265,000 for 2015) for the determination of pay credits under the RCBP; (b) restoration of benefits in excess of a defined-benefit plan maximum annual benefit limit ($210,000 for 2015) under the Internal Revenue Code that applies to the RCBP; and (c) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP and the ECBP vest upon completion of three years of service and, with certain exceptions, vested benefits generally become payable upon termination of employment with the Company.

We have established a grantor trust that is subject to the claims of our creditors into which funds related to the ECBP are deposited. Funds deposited into the trust are managed by an independent trustee subject to guidelines provided by the Company.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      55

COMPENSATION TABLES Pension Benefits

Pension Choices Plan for Employees of Westcoast Energy Inc. and Spectra Energy Supplemental Pension Plan

Mr. Ebel participated in the Pension Choices Plan for Employees of Westcoast Energy Inc. and Affiliated Companies (“Pension Plan”) and the Spectra Energy Supplemental Executive Retirement Plan (“SERP”) while he resided in Canada prior to 2007. The Pension Plan is registered under the Income Tax Act and under the Pension Benefits Act (Ontario). The executive component of the Pension Plan is a non-contributory defined-benefit plan that provides a pension based on 2% of the annualized average of the executive’s highest consecutive 36 months’ salary and cash incentive multiplied by his years of service while located in Canada. The Income Tax Act imposes a limit on the amount of benefits that can be paid from a registered pension plan.

The SERP is primarily intended to restore benefits under the Pension Plan to the level that would be available absent this limit. Mr. Ebel’s benefit accruals related to the Duke SERP were transferred to the Spectra Energy SERP effective with the spin-off. SERP benefits are paid from the general revenues of Spectra Energy generally as a life annuity. Effective with his transfer to the United States, Mr. Ebel began participating in the Spectra Energy RCBP, and his active participation in the Pension Plan was suspended, although compensation (but not additional service) with Spectra Energy will be used in the calculation of his Pension Plan and SERP benefit. The table below provides information, determined as of December 31, 2015, about each plan that provides for payments or other benefits to our Named Executives Officers at, following or in connection with retirement:

PENSION BENEFITS TABLE
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gregory L. Ebel	Spectra Energy Retirement Cash Balance Plan	18.00	$273,655	—
	Spectra Energy Executive Cash Balance Plan	18.00	$1,431,585	—
	Pension Choices Plan for Employees of Westcoast Energy Inc.	6.48	$144,010	—
	Spectra Energy Supplemental Pension Plan	6.48	$2,828,092	—
J. Patrick Reddy	Spectra Energy Retirement Cash Balance Plan	7.00	$173,629	—
	Spectra Energy Executive Cash Balance Plan	7.00	$650,724	—
Reginald D. Hedgebeth	Spectra Energy Retirement Cash Balance Plan	6.76	$146,966	—
	Spectra Energy Executive Cash Balance Plan	6.76	$453,323	—
Guy G. Buckley	Spectra Energy Retirement Cash Balance Plan	26.32	$483,839	—
	Spectra Energy Executive Cash Balance Plan	26.32	$433,407	—
Dorothy M. Ables	Spectra Energy Retirement Cash Balance Plan	30.36	$701,771	—
	Spectra Energy Executive Cash Balance Plan	30.36	$841,196	—

Spectra Energy Executive Savings Plan

Under the Spectra Energy Executive Savings Plan, participants can elect to defer a portion of their base salary, short-term incentive compensation and long-term incentive compensation (other than stock options). Participants also receive a company matching contribution in excess of the contribution limits prescribed by the IRS under the Spectra Energy Retirement Savings Plan. In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may request an accelerated distribution upon an “unforeseeable emergency.” In general, participants may direct the deemed investment of base salary deferrals, short-term incentive deferrals and matching contributions among investment options available under the Spectra Energy

56       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION TABLES Potential Payments Upon Termination of Employment or Change in Control

Retirement Savings Plan, including in a Spectra Energy Common Stock Fund. Deferrals of equity awards are credited with earnings and losses based on the performance of the Spectra Energy Common Stock Fund. We have established a grantor trust that is subject to the claims of our creditors into which funds related to the Spectra Energy Executive Savings Plan are deposited; an independent trustee manages these funds under guidelines provided by the Company.

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)
Gregory L. Ebel	$275,615	$159,156	($145,483)	—	$2,502,998
J. Patrick Reddy	$57,288	$65,388	($1,309,134)	—	$3,069,926
Reginald D. Hedgebeth	$68,164	$54,845	($33,786)	—	$731,201
Guy G. Buckley	$26,847	$34,947	($79,029)	—	$635,586
Dorothy M. Ables	$35,220	$43,320	($73,383)	—	$1,277,029

(1)	The table reflects contributions made to the Spectra Energy Executive Savings Plan. Executive contributions credited to the plan in 2015 include amounts reported as “Salary” in the Summary Compensation Table as well as “Non-Equity Incentive Plan Compensation” paid in 2015 but reported in the table as compensation earned in 2014. Amounts may also include elective deferrals of awards earned under our Long-Term Incentive Plan and payable in 2015.

(2)	Reflects matching contribution credits made in 2015 under the plan with respect to elective salary deferrals made by executives during 2015.

Potential Payments upon Termination of Employment or Change

in Control

Under certain circumstances, each Named Executive Officer would be entitled to compensation if the executive’s employment were to terminate. The amount of compensation is contingent upon a variety of factors, including the circumstances of the termination. The agreements and terms of awards affecting this type of compensation are described below, followed by a table that estimates the amount that would become payable to each Named Executive Officer as a result of a change in control or a termination of employment, assuming a termination was effective as of December 31, 2015. The actual amounts that would be paid can be determined only at the time of the Named Executive Officer’s termination of employment.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      57

COMPENSATION TABLES Potential Payments Upon Termination of Employment or Change in Control

Effect of Termination on Long-Term Incentive Awards

The following table summarizes the consequences that would occur in the event of a change in control or the termination of employment of a Named Executive Officer under our long-term incentive award agreements, without giving effect to the change in control agreements described below.

Event	Consequences
Change in Control

Phantom Units – continue to vest

Performance Share Units – award vests upon change in control, with goal achievement at target for awards granted in 2014 and determined based on actual TSR results for Spectra Energy and its Peer Group for a truncated performance period (i.e., the beginning of the performance period through the date of the change in control) for awards granted in 2015.

Termination with cause	Phantom and Performance Share Units – executive’s right to unvested portion of award terminates immediately
Voluntary termination (not retirement eligible)	Phantom and Performance Share Units – executive’s right to unvested portion of award terminates immediately
Involuntary termination without cause (not retirement eligible)	Phantom Units – prorated portion of award vests Performance Share Units – prorated portion of award vests based on actual performance after performance period ends
Voluntary termination or involuntary termination without cause (retirement eligible)	Phantom Units – prorated portion of award continues to vest Performance Share Units – prorated portion of award vests based on actual performance after performance period ends
Involuntary termination without cause after a Change in Control

Phantom Units – award vests

Performance Share Units – award vests upon change in control, with goal achievement at target for awards granted in 2014 and determined based on actual TSR results for Spectra Energy and its Peer Group for a truncated performance period (i.e., the beginning of the performance period through the date of the change in control) for awards granted in 2015.

Termination due to Death or Disability	Phantom Units – award vests Performance Share Units – award vests based on target performance

Change in Control Agreements

Each Named Executive Officer has entered into a change in control agreement with the Company. The agreements have an initial term of two years, and automatically extend for a year starting on the first anniversary of the date of the agreements. The Company or the Named Executive Officers can terminate the agreements following the initial two-year term, after providing 6 months advance written notice.

58       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION TABLES Potential Payments Upon Termination of Employment or Change in Control

The change in control agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a “change in control” of the Company, other than termination: (1) by the Company for “cause;” (2) by reason of death or disability; or (3) of the executive for other than “good reason” (each such term as defined in the agreements).

For 2015, payments and benefits included:

•	a lump-sum cash payment equal to a pro-rata amount of the executive’s target cash incentive for the year in which the termination occurs;

•	a lump-sum cash payment equal to two times the sum of the executive’s annual base salary and target annual cash incentive opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting “good reason”;

•	continued medical, dental and basic life insurance coverage for a two-year period (which can also be provided through a third-party insurer); and

•	a lump-sum cash payment representing the amount the Company would have allocated or contributed to the executive’s qualified and nonqualified defined-benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive’s accounts as of the date of termination that would have vested during such two-year period.

In addition, under certain circumstances, the agreements may provide for continued vesting of certain long-term incentive awards for two additional years.

Under the change in control agreements, each Named Executive Officer also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the change in control agreement otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code, if this reduction would cause the executive to receive a larger after-tax amount than if no reduction were made. In the event a Named Executive Officer becomes entitled to payments and benefits under a change in control agreement, the executive would be subject to a one-year non-competition and non-solicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

Potential Payments Upon Termination of Employment or a Change in Control Table

The amounts listed in the following table have been estimated based on a variety of assumptions, and the actual amounts to be paid out can only be determined at the time of each Named Executive Officer’s termination of employment. Amounts shown do not include compensation to which each Named Executive Officer would be entitled without regard to termination of employment, including (a) base salary and short-term incentives that have been earned but not yet paid, and (b) amounts that have been earned, but not yet paid, under the terms of the plans listed under the “Pension Benefits” and “Nonqualified Deferred Compensation” tables.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      59

COMPENSATION TABLES Potential Payments Upon Termination of Employment or Change in Control

With respect to a Named Executive Officer who is covered by a change in control agreement, the amounts shown do not reflect any reduction in payments that might be made so that the excise tax under Section 4999 of the Internal Revenue Code would not apply.

Name and Triggering Event(1)	Cash Severance Payment(2) ($)	Incremental Retirement Plan Benefit(3) ($)	Welfare and Similar Benefits(4) ($)	Stock Awards(5) ($)	Option Awards ($)	Total ($)
Gregory L. Ebel
Change in Control	—	—	—	4,042,920	—	4,042,920
Voluntary termination or termination with cause	—	—	43,577	—	—	43,577
Involuntary termination without cause	—	—	43,577	2,912,042	—	2,955,619
Involuntary or good reason termination after a CIC	4,758,600	821,701	87,825	8,575,638	—	14,243,764
Death or Disability	—	—	43,577	9,282,048	—	9,325,625
J. Patrick Reddy
Change in Control	—	—	—	939,614	—	939,614
Termination with cause	—	—	86,154	—	—	86,154
Voluntary or involuntary termination without cause	—	—	86,154	784,148	—	870,302
Involuntary or good reason termination after a CIC	2,240,000	381,562	122,201	2,071,580	—	4,815,343
Death or Disability	—	—	86,154	2,240,667	—	2,326,821
Reginald D. Hedgebeth
Change in Control	—	—	—	705,611	—	705,611
Voluntary termination or termination with cause	—	—	21,954	—	—	21,954
Involuntary termination without cause	—	—	21,954	766,433	—	788,387
Involuntary or good reason termination after a CIC	1,940,720	309,015	66,202	1,941,355	—	4,257,292
Death or Disability	—	—	21,954	1,885,286	—	1,907,240
Guy G. Buckley
Change in Control	—	—	—	451,175	—	451,175
Termination with cause	—	—	60,577	—	—	60,577
Voluntary or involuntary termination without cause	—	—	60,577	376,672	—	437,249
Involuntary or good reason termination after a CIC	1,485,000	249,622	104,398	1,283,100	—	3,122,120
Death or Disability	—	—	60,577	1,087,601	—	1,148,178
Dorothy M. Ables
Change in Control	—	—	—	492,697	—	492,697
Termination with cause	—	—	64,319	—	—	64,319
Voluntary or involuntary termination without cause	—	—	64,319	426,047	—	490,366
Involuntary or good reason termination after a CIC	1,624,520	274,004	95,772	1,100,465		3,094,761
Death or Disability	—	—	64,319	1,188,015	—	1,252,334

(1)	Amounts in the table represent obligations of the Company under agreements currently in place, and valued as of December 31, 2015.

(2)	Amounts payable under the terms of the Named Executive Officer’s change in control agreement, not including accrued salary and cash incentive payments earned but not paid through December 31, 2015 (these amounts are reflected in the Summary Compensation Table, however).

(3)	Pursuant to the Named Executive Officers’ change in control agreements, this column represents the additional amounts that would be credited and vested in respect of the Spectra Energy Retirement Cash Balance Plan, Spectra Energy Executive Cash Balance Plan, Spectra Energy Retirement Savings Plan and the Spectra Energy Executive Savings Plan if the Named Executive Officer continued to be employed by Spectra Energy for two additional years, at the rate of base salary plus target bonus percentage as in effect on December 31, 2015.

(4)	Amounts include the maximum accrued vacation allowed under Company policy and the amount that would be paid to each Named Executive Officer who has entered into a change in control agreement in lieu of providing continued welfare benefits for 24 months.

60       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

COMPENSATION TABLES Potential Payments Upon Termination of Employment or Change in Control

(5)	Amounts that would result from the acceleration of the vesting of previously awarded stock and any associated dividend equivalent payments due upon vesting. For Messrs. Reddy and Buckley and Ms. Ables who are retirement eligible, amounts also include the continued vesting of previously awarded phantom units after the applicable termination event.

The amounts shown above with respect to the Company’s outstanding stock awards were calculated based on a variety of assumptions, including the following: (a) the Named Executive Officer terminated employment on the last day of 2015; (b) a stock price for our common stock equal to $23.94, which was the closing price on the last trading day of 2015; (c) the continuation of our dividend at the rate in effect on December 31, 2015; and (d) performance at the target level with respect to performance share units granted in 2014 and at actual performance through December 31, 2015 for awards granted in 2015.

Current Equity Compensation Plan Information

The following table contains information, as of December 31, 2015, about securities to be issued upon the exercise of outstanding options, warrants and rights under our equity compensation plans, along with the weighted-average exercise price of the outstanding options, warrants and rights and the number of securities remaining available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available under equity compensation plans (excluding securities reflected in column(1)(2)
Equity compensation plans approved by security holders(3)	964,434	$25.63	10,640,985
Equity compensation plans not approved by security holders	—	—	—
Total	964,434	$25.63	10,640,985

(1)	Represents shares available for issuance for awards of phantom unit awards, performance share unit awards or options under the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated. In the case of performance share units, amounts assume target performance.

(2)	However, if performance share units are assumed to achieve maximum performance, only 8,758,445 shares are available for grant under the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated, as of December 31, 2015 and 6,834,868 shares are available for grant as of February 16, 2016.

(3)	As of February 16, 2016, there were 8,594,144 shares available for grant assuming the performance share units achieve target performance, 1,878,728 outstanding stock options with a weighted average exercise price of $27.00 and a weighted average remaining term of 5.52 years, 1,693,615 outstanding phantom units consisting of 963,035 units that are liability-classified and will be settled in cash and 730,580 units that are equity-classified and 1,956,010 outstanding performance share units assuming target performance.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      61

Shareholder Proposals

All statements contained in the shareholder proposals and supporting statements are the sole responsibility of the respective proponent(s). The shareholder proposals may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposals based on the reasons set forth in the Company’s statements in opposition following each shareholder proposal.

The name, address and share ownership of each proponent of a shareholder proposal, and any co-filer, are available upon request by calling 713-627-4606 or by sending a request to Spectra Energy Corp, c/o Investor Relations, 5400 Westheimer Court, Houston, Texas 77056.

Proposal 6: Shareholder Proposal-Political Contributions

Resolved: That the shareholders of Spectra Energy (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

Supporting Statement: As long-term shareholders of Spectra Energy, we support transparency and accountability in corporate spending on political activities. These include any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the Company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the Company to reputational and business risks that could threaten long-term shareholder value.

We note that Spectra Energy provides a brief policy statement on political spending on its website. However, this does not include any information regarding to whom the Company gave, either directly or indirectly. Indeed, Spectra Energy placed near the bottom of the 2015 CPA-Zicklin Index of Corporate Political Accountability and Disclosure, receiving just 33 points out of 100.

We ask the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies that support transparency and present this information on their websites, including Schlumberger, Noble Energy and ConocoPhillips. We also note that Spectra lags behind peer companies such as Williams, Phillips 66, Kinder Morgan, and EQT.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

62       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

SHAREHOLDER PROPOSALS Proposal 6: Political Contributions

Opposition Statement of the Company

This proposal was included in our 2013, 2014 and 2015 Proxy Statements and a significant majority of our shareholders consistently voted against it.

Our approach to political engagement and related governance practices continues to be guided by what we believe is in the best interests of our shareholders, the Company, its employees, customers and other key stakeholders. These interests are best served when we engage constructively in the political process to support policies that create shareholder value and further our business interests. We continue to be committed to the highest standards of ethical conduct and to compliance with applicable laws in our involvement in the political process. Likewise, we continue to maintain our commitment to providing shareholders and other interested parties with information about our political activity.

Following considerable engagement with our shareholders, in February 2013, we enhanced and published our political contributions policy on our website at www.spectraenergy.com, in the “Corporate Governance” section. The political contributions policy was again enhanced in January 2015, to provide additional disclosures on our lobbying activities. The political contributions policy, as well as our Code of Business Ethics, which is also available on our website at www.spectraenergy.com in the “Corporate Governance” section, set out the governance principles and standards for participation in the political process by the Company and its employees and substantially address the concerns raised by this Proposal.

As expressly stated in our political contributions policy, we follow federal laws in both Canada and the United States which place limits on a company’s ability to participate in the political process, and as such, we do not contribute corporate funds directly to federal political candidates, committees or parties in either jurisdiction. On a limited basis, we may use corporate funds in the United States to make contributions to 527 organizations (tax-exempt organizations that engage in political activities).

We also participate in business and industry forums, such as trade associations, which provide an appropriate and cost-effective means to share our perspective on matters important to our business and our shareholders’ interests. The trade associations where we have a greater level of participation are listed in our sustainability report and are on our website. In all of these efforts, we advocate for our industry by lending our resources, knowledge and influence to encourage understanding and appreciation for the important role natural gas, natural gas liquids and oil are playing in achieving North America’s energy, environmental and economic goals – and to spur positive policy and action toward that end.

Our governance practices ensure accountability for the Company’s political activity. All of our proposed political contributions are reviewed and approved by a senior business unit government affairs officer and, in some instances, by the President of the relevant business unit or our Chief Executive Officer. Our political spending policies and practices, as well as our public policy positions, advocacy priorities and aggregate political contributions also are reviewed annually by our Board.

We believe that the disclosure enhancements we made in 2013 and 2015, and continue to maintain, are responsive to the request made in the Proposal. We continue to provide ample disclosure about our participation in the political process, and our internal governance practices ensure accountability for the Company’s political contributions and related expenditures.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      63

SHAREHOLDER PROPOSALS Proposal 7: Lobbying Disclosures

Proposal 7: Shareholder Proposal — Lobbying Disclosures

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether our company’s lobbying is consistent with Spectra Energy’s expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Spectra Energy request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Spectra Energy used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Spectra Energy’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Spectra Energy is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels. Neither “lobbying” nor “grassroots lobbying communications” include efforts to participate or intervene in any political campaign or to influence the general public or any segment thereof with respect to an election or referendum.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Spectra Energy’s website.

Supporting Statement

We encourage transparency in Spectra Energy’s use of corporate funds to influence legislation and regulation. Spectra Energy spent $2.64 million in 2013 and 2014 on federal lobbying (opensecrets.org). These figures do not include lobbying expenditures to influence legislation in states, where Spectra Energy also lobbies but disclosure is uneven or absent. For example, Spectra Energy spent $591,370 lobbying in New York for 2014 (http://jcope.ny.gov/). Spectra Energy’s lobbying on pipelines has attracted press attention (“Proposed Natural Gas Pipeline in Pennsylvania, New Jersey Touches off Debate,” Associated Press, Oct. 3, 2015).

Spectra Energy lists memberships in the American Petroleum Institute and Interstate Natural Gas Association, which together spent over $21 million on lobbying for 2013 and 2014. Spectra Energy does not disclose its payments to trade associations, or the amounts used for lobbying. Transparent reporting would reveal whether company assets are being used for objectives contrary to Spectra Energy’s long-term interests.

And Spectra Energy does not disclose membership in tax-exempt organizations that write and endorse model legislation, such as its support for the American Legislative Exchange Council (ALEC). Spectra Energy’s ALEC membership has drawn media scrutiny (“ALEC Sharpens Attack on Environmental Safeguards,” Huffington Post, Dec. 22, 2014). Over 100 companies have publicly left ALEC, including BP, ConocoPhillips, Entergy, PG&E, Shell and Xcel Energy.

64       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

SHAREHOLDER PROPOSALS Proposal 7: Lobbying Disclosures

Opposition Statement of the Company

A similar proposal was also previously included in our 2015 Proxy Statement and was likewise rejected by a significant majority of our stockholders, supporting the Board’s opposition to the proposal. As we stated in our response to Proposal 6, our approach to political engagement and related governance practices are guided by what we believe is in the best interests of our shareholders, the Company, its employees, customers and other key stakeholders. Our approach to political engagement, including lobbying activities, supports our belief in strong governance practices that ensure transparency with respect to our public policy involvement. Our political engagement and advocacy priorities are published in our sustainability report and are on our website. We believe that ensuring transparency in this area should be a continuing process that is assessed in light of the changing environment and what is in the best interest of our stakeholders.

In January 2015, we enhanced our political contributions policy to specifically include discussion of our lobbying activities and our public disclosure of those activities. The policy includes a section entitled “Lobbying” which sets forth why we employ and engage lobbyists, how we select lobbyists and a description of the approval and oversight process with respect to the lobbyists that we engage. We have also set forth in the policy a detailed description of the public disclosure related to our lobbying activities in both the U.S. and Canada.

As set forth in the policy, we file lobbying reports with the U.S. Congress, the Government of Canada, state and provincial agencies on a regular basis, disclosing information about lobbying activities. The reports include information on the issues lobbied, the agencies contacted and the expenditures made, and are available for public review in the United States on the websites of the U.S. House of Representatives (http://www.house.gov) and the U.S. Senate (http://www.senate.gov), and in Canada on the websites of Office of the Commissioner of Lobbying of Canada, as noted below. In many cases, state and provincial reports are made available for review on the applicable state or provincial agency website.

• In the U.S., we maintain and file Lobbying Disclosure Act Registration and Reports (Form LD-2) with the U.S. Congress. These reports detail the particular bills and issues on which individual lobbyists had activity, as well as the total lobbying expenses incurred during each calendar quarter. The Lobbying reports may be found at: http://www.senate.gov/legislative/ Public_Disclosure/LDA_reports.htm.

• In the U.S., Spectra Energy and its registered federal lobbyists must also file semi-annual reports detailing, among other things, Spectra-DCP PAC disbursements and personal and/or direct contributions to federal candidates. These forms (LD-203) are viewable by using the following link: http://www.senate.gov/legislative/ Public_Disclosure/LDA_reports.htm.

• In Canada, Spectra Energy’s registered consultants and in-house lobbyists must file monthly reports detailing communications with designated public office holders. These forms are publically available at: http://ocl-cal.gc.ca/eic/site/012.nsf/eng/home.

We believe our enhanced policy directly responds to this Proposal and sets forth a more comprehensive system of accountability than sought by the Proposal.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      65

Other Information

NYSE Listing Standards

Because our common stock is listed on the New York Stock Exchange, we are subject to the NYSE’s regulations regarding corporate governance and other matters. As of the date of this proxy statement, we are in compliance with all applicable NYSE regulations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons owning more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership of the Company’s equity securities and of certain changes in that beneficial ownership. We prepare and file these reports on behalf of our directors and executive officers. To our knowledge, all Section 16(a) reporting requirements applicable to our directors and executive officers were complied with during 2015.

Proposals and Business by Shareholders

If you wish to submit a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy statement for our 2017 Annual Meeting of Shareholders, we must receive it by November 16, 2016. Your proposal must be mailed to our Corporate Secretary at 5400 Westheimer Court, Houston, Texas 77056. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

As described on page 16 of this proxy statement, the Board adopted proxy access By-Laws in 2015 regarding submission of a proposal for director nominees in accordance with the provisions of the By-Laws. Shareholders interested in submitting nominees for the Board for inclusion in our 2017 Proxy Statement will need to comply with the terms of our By-Laws, which include providing timely written notice to the Corporate Secretary, Spectra Energy Corp, 5400 Westheimer Court, Houston, Texas 77056. To be considered timely, we must receive a shareholder’s written notice no earlier than December 27, 2016 and no later than January 26, 2017.

In addition, if you wish to introduce business or nominate directors at our 2017 Annual Meeting (other than a matter or nominee to be included in the proxy statement), you must send us written notice. Your notice must comply with the requirements of our By-Laws, and we must receive it no earlier than December 27, 2016 and no later than January 26, 2017. The individuals named as proxy holders for our 2017 Annual Meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances. Your notice should be mailed to our Corporate Secretary at 5400 Westheimer Court, Houston, Texas 77056.

Director Independence Standards for Relationships Deemed Immaterial

As noted on page 10, the Board has adopted categorical standards under which certain relationships are deemed not to impair a director’s independence. Those standards are as follows:

Relationship	Requirements for Immateriality of Relationship
Personal Relationships
The director or an immediate family member resides within a service area of, and is provided with utility service by, Spectra Energy or its subsidiaries.

•Utility services must be provided in the ordinary course of the provider’s business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm’s-length terms.

The director or an immediate family member holds securities issued publicly by Spectra Energy or its subsidiaries.	•The director or immediate family member can receive no extra benefit not shared on a pro rata basis.

66       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

OTHER INFORMATION Director Independence Standards for Relationships Deemed Immaterial

Relationship	Requirements for Immateriality of Relationship
The director or an immediate family member receives pension or other forms of deferred compensation for prior service, or other compensation unrelated to director or meeting fees, from Spectra Energy or its subsidiaries.

•The compensation cannot be contingent in any way on continued service, and

•The director has not been employed by Spectra Energy or any company that was a subsidiary of Spectra Energy at the time of such employment for at least three years, or the immediate family member has not been an executive officer of Spectra Energy for at least three years and any such compensation that is not pension or other forms of deferred compensation for prior service cannot exceed $10,000 per year.

A director’s immediate family member is an employee (other than an executive officer) of a company that does business with Spectra Energy or its subsidiaries, or in which Spectra Energy or its subsidiaries have an equity interest.	•If the immediate family member lives in the director’s home, the business must be done in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.
The director and his or her immediate family members together own 5% or less of a company that does business with Spectra Energy or its subsidiaries, or in which Spectra Energy and its subsidiaries have an equity interest.	•None; relationship is considered immaterial.
Business Relationships
Payments for property or services are made between Spectra Energy or its subsidiaries and a company associated* with the director or immediate family member who is an executive officer of the associated company.

•Payment amounts must not exceed the greater of $1 million or 2% of the associated company’s revenues in any of its last three fiscal years, and

•Relationship must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

Indebtedness is outstanding between Spectra Energy or its subsidiaries and a company associated* with the director or immediate family member.

•Indebtedness amounts must not exceed 5% of the associated company’s assets in any of its last three fiscal years, and

•Relationship must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

The director or immediate family member is a non-management director of a company that does business with Spectra Energy or its subsidiaries or in which Spectra Energy or its subsidiaries have an equity interest.	•The business must be done in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.
Charitable Relationships
Charitable donations or pledges are made by Spectra Energy or its subsidiaries to a charity associated* with the director or immediate family member.	•Donations and pledges must not result in payments exceeding the greater of $100,000 and 2% of the charity’s revenues in any of its last three fiscal years.
A charity associated* with the director or immediate family member is located within a service area of, and is provided with utility service by, Spectra Energy or its subsidiaries.

•Utility service must be provided in the ordinary course of the provider’s business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm’s-length terms.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      67

OTHER INFORMATION Director Independence Standards for Relationships Deemed Immaterial

Relationship	Requirements for Immateriality of Relationship
Payments for property or services are made between Spectra Energy or its subsidiaries and a charity associated* with the director or immediate family member.	•Relationships must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms or subject to competitive bidding.

*	An “associated” company is one (a) for which the director or immediate family member is a general partner, principal or employee, or (b) of which the director and immediate family members together own more than 5%. An “associated” charity is one for which the director or immediate family member serves as an officer, director, advisory board member or trustee.

68       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

Annual Meeting Information

About this Proxy Statement

We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2016 Annual Meeting of Shareholders. It contains important information for you to consider when deciding how to vote your shares at the Annual Meeting, so we ask that you read it carefully.

You received this proxy statement and you are eligible to vote at this year’s Annual Meeting because you owned our common stock at the close of business on March 1, 2016. We refer to this date as the “record date.”

How We Furnish Proxy Materials To Shareholders

Electronic and Paper Delivery

We use an “e-proxy” process to furnish these important proxy materials to our shareholders in order to reduce the cost and lessen the environmental impact of our proxy distribution. This means that if you are eligible to vote, we sent you a Notice by mail informing you where to go online to access the proxy statement, our 2015 Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. We have also mailed paper copies to shareholders who requested them.

To request a paper copy of the current proxy statement: notify Investor Relations by phone at 713-627-4606, by e-mail at investorrelations@spectraenergy.com, or by mail at Spectra Energy Corp, c/o Investor Relations, 5400 Westheimer Court, Houston, Texas 77056.

To enroll in electronic delivery of proxy materials going forward: go to http://enroll.icsdelivery.com/SE and follow the instructions. You will need to enter a valid email address along with your social security number.

Multiple Shareholders in the Same Household

Under a procedure approved by the Securities and Exchange Commission, when more than one shareholder reside at the same address, those shareholders can consent to receive a single copy of Spectra Energy’s annual report and proxy statement. Shareholders will still receive separate proxy cards so that they can cast their own votes. This “householding” procedure reduces printing costs and fees. However, if any shareholder within a household does not consent to “householding,” we will mail these documents separately to that shareholder.

Note that “householding” applies only to proxy materials and annual reports; it does not affect the mailing of dividend checks or Stock Purchase and Dividend Reinvestment Plan statements.

If you have consented to “householding” but wish to receive separate annual reports and proxy statements in the future, notify Investor Relations by phone at 713-627-4606, by e-mail at investorrelations@spectraenergy.com or by mail at Spectra Energy Corp, c/o Investor Relations, 5400 Westheimer Court, Houston, Texas 77056. You will be removed from the “householding” program within 30 days after we receive your notice. If your household received a single mailing this year and you would like to receive additional copies of our 2015 Annual Report to Shareholders and our 2016 proxy materials, Investor Relations can promptly handle that request for you as well.

Multiple Proxy Cards

You may receive multiple proxy cards if you own Spectra Energy common stock through multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.

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ANNUAL MEETING INFORMATION About Proxy Voting

About Proxy Voting

What is a proxy?

Because most shareholders are not able to vote in person at the Annual Meeting, we ask that they designate another person to vote their shares at the meeting in accordance with their instructions. That person is called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

If you mail us your properly completed and signed proxy card, or you vote by telephone or Internet, your shares of our common stock will be voted according to the choices that you specify.

What happens if I don’t provide a proxy or I don’t give voting instructions on all matters?

The answer depends on whether you hold your shares in your own name or in the name of a brokerage firm, bank or other holder of record.

If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote in person. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

• FOR the election of all nominees for director;

• FOR the ratification of the appointment of Deloitte & Touche LLP as Spectra Energy’s independent registered public accounting firm for fiscal year 2016;

• FOR the approval of the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated;

• FOR the approval of the Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated;

• FOR the approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers; and

• AGAINST each of the two shareholder proposals described in this proxy statement, if properly presented.

If your shares are held through a brokerage firm or bank,
in the absence of instructions from you, the brokerage firm or

How to Vote By Proxy Before the Annual Meeting, you can give a proxy to vote your shares of our common stock in one of the following ways:
by telephone – shareholders located in the United States can vote by calling 1-800-690-6903 toll-free and following the instructions on the proxy card;
by Internet – you can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
by mail – if you received your proxy materials by mail, you can vote by completing and signing your proxy card and mailing it in time to be received prior to the Annual Meeting.
Scan this QR code to vote with your mobile device
During the telephone and Internet voting process, you will confirm your identity, give your voting instructions, and receive verification that your instructions have been properly recorded.
In Person

You may come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares at the close of business on March 1, 2016. You will need a current government-issued photo identification (such as a driver’s license or a passport) to enter the Annual Meeting.

bank can vote your shares only on Proposal 2 – the selection of

Deloitte & Touche LLP as our independent registered public accounting firm. This is because Proposal 2 is considered to be a “routine” matter under the rules that govern the annual meeting process. The other proposals on this year’s agenda are not considered routine matters, and therefore your broker will not be able to vote on any of those proposals without your instructions. This is called a “broker non-vote.”

However you hold your shares, we urge you to exercise your voting rights as a shareholder and vote at the Annual Meeting.

70       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

ANNUAL MEETING INFORMATION About Proxy Voting

What if proposals that weren’t listed on my proxy are put to a vote at the Annual Meeting?

We do not expect that any additional matters will be brought before the Annual Meeting. However, you should be aware that by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting. Therefore, if an issue comes up for a vote at the Annual Meeting that is not included in this proxy statement, the proxy holders will vote your shares in accordance with their best judgment.

Voting Shares in Your Spectra Energy Retirement Savings Plan Account

If you participate in the Spectra Energy Retirement Savings Plan, you have the right to provide voting directions to the plan trustee for those shares of our common stock that are allocated to your plan account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the trustee will vote the Spectra Energy shares allocated to your plan account in the same proportion as those shares for which the plan trustee has received voting directions from other plan participants, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974. Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you are urged to deliver your instructions well in advance of the Annual Meeting so that the instructions are received no later than April 21, 2016.

Changing Your Vote

You may change your vote or revoke your proxy by:

•	notifying our Corporate Secretary in writing that you are revoking your proxy;

•	providing another signed proxy that is dated after the proxy you wish to revoke;

•	using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person.

How Voting Works

Quorum requirement

In order to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum.

Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining whether there is a quorum at the Annual Meeting.

A “broker non-vote” occurs when, as discussed above, a bank or broker holds shares for another person, has not received voting instructions from that person, and does not have discretionary authority to vote the shares on a proposal because the proposal is not considered to be routine.

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ANNUAL MEETING INFORMATION About Proxy Voting

As of the record date, 671,904,682 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of our common stock has one vote.

REQUIRED VOTES FOR EACH PROPOSAL
Proposal	Votes required	What happens if you abstain or you do not give voting instructions to your broker
Proposal 1 (Election of Directors)	A director will be elected if the number of shares voted FOR the director exceeds the number of votes AGAINST that director	Abstentions: No effect on outcome No instructions to broker: Results in a “broker non-vote,” which has no effect on the outcome
Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm)	Adoption requires the affirmative vote of a majority of the shares that are present at the meeting in person or by proxy and are entitled to vote on Proposal 2	Abstentions: same effect as votes
AGAINST

No instructions to broker: Broker
may vote FOR or AGAINST, or may
choose not to vote. If it chooses
not to vote, this results in a
“broker non-vote,” which has the
same effect as votes AGAINST

Proposal 3 (Approval of Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated)	Adoption requires the affirmative vote of a majority of the shares that are present at the meeting in person or by proxy and are entitled to vote on Proposal 3	Abstentions: same effect as votes AGAINST No instructions to broker: Results in a “broker non-vote,” which has no effect on the outcome
Proposal 4 (Approval of Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated)	Adoption requires the affirmative vote of a majority of the shares that are present at the meeting in person or by proxy and are entitled to vote on Proposal 4	Abstentions: same effect as votes AGAINST No instructions to broker: Results in a “broker non-vote,” which has no effect on the outcome
Proposal 5 (Advisory Vote Approving Executive Compensation)	Adoption requires the affirmative vote of a majority of the shares that are present at the meeting in person or by proxy and are entitled to vote on Proposal 5	Abstentions: same effect as votes AGAINST No instructions to broker: Results in a “broker non-vote,” which has no effect on the outcome
Proposal 6 (Shareholder Proposal-Political Contributions)	Adoption requires the affirmative vote of a majority of the shares that are present at the meeting in person or by proxy and are entitled to vote on Proposal 6	Abstentions: same effect as votes AGAINST No instructions to broker: Results in a “broker non-vote,” which has no effect on the outcome
Proposal 7 (Shareholder Proposal-Lobbying Disclosures)	Adoption requires the affirmative vote of a majority of the shares that are present at the meeting in person or by proxy and are entitled to vote on Proposal 7	Abstentions: same effect as votes AGAINST No instructions to broker: Results in a “broker non-vote,” which has no effect on the outcome

72       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

ANNUAL MEETING INFORMATION About Proxy Voting

Effect of Voting on Certain Matters

Election of Directors

In any uncontested election, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election is required to tender his or her resignation. The Corporate Governance Committee must then make recommendations to the Board with respect to the resignation, and the Board is required to make a decision on this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Principles for Corporate Governance, which is available in the “Corporate Governance” section of our website at www.spectraenergy.com.

Advisory vote approving executive compensation

As required by SEC rules, we are asking our shareholders to provide an advisory, non-binding vote to approve the compensation awarded to our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and Spectra Energy’s philosophy, policies and procedures relating to executive compensation described in this proxy statement.

Cost of Proxy Solicitation

The Spectra Energy Board of Directors is requesting your proxy for the Annual Meeting and will pay all the costs of requesting shareholder proxies. We have hired Broadridge Financial Solutions, Inc. to assist in mailing proxy materials, providing electronic access to the proxy materials and requesting proxies. Broadridge’s fee for these services is approximately $65,000 plus out-of-pocket expenses. We have also hired Morrow & Co., LLC to assist in the solicitation of proxies for a fee of $12,000.

We can request proxies through the mail or personally by telephone, fax or other means. We can use our directors, officers and other employees to request proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of our common stock.

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EXHIBIT A

SPECTRA ENERGY CORP

2007 LONG-TERM INCENTIVE PLAN

(as amended and restated)

1. PURPOSE OF THE PLAN

The purpose of the amended and restated Spectra Energy Corp 2007 Long-Term Incentive Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation’s ability to attract, motivate and retain key employees and directors of the Corporation upon whose judgment, initiative and efforts the financial success and growth of the business of the Corporation largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Corporation. The Plan was initially adopted and became effective immediately before the consummation of the separation transaction pursuant to which the Corporation became a separate publicly-held corporation for the first time, and was subsequently amended effective January 1, 2008, December 31, 2008, January 1, 2009, April 19, 2011 and June 20, 2014.

2. DEFINITIONS

Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

(a) “Award” means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Phantom Stock, Stock Bonus, Other Stock-Based Award, or Dividend Equivalent granted under the Plan.

(b) “Award Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Change in Control” shall have the meaning specified in Section 13 hereof.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.

(g) “Common Stock” means the common stock of the Corporation, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.2.

(h) “Corporation” means Spectra Energy Corp, a Delaware corporation.

(i) “Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Corporation or a Subsidiary of the Corporation from time to time that provides opportunities for deferral of compensation.

(j) “Date of Grant” means the date on which an Award under the Plan is made by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may specify that the Award becomes effective.

(k) “Dividend Equivalent” means an Award under Section 12 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

(l) “Effective Date” means the Effective Date of this amended and restated Plan, as defined in Section 16.1 hereof.

(m) “Eligible Person” means any person who is an Employee, an Independent Contractor or an Independent Director.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      1

EXHIBIT A

(n) “Employee” means any person who is a key employee of the Corporation or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, “Employee” means any person who is considered an employee of the Corporation or any Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate (but in any event such amount shall not be less than fair market value within the meaning of section 409A of the Code, if applicable).

(q) “Incentive Stock Option” means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.

(r) “Independent Contractor” means a person who provides services to the Corporation or any Subsidiary, other than as an Employee or Independent Director.

(s) “Independent Director” means a member of the Board who is not an employee of the Corporation or any Subsidiary.

(t) “Nonqualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option.

(u) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.

(v) “Other Stock-Based Award” means an Award granted to a Participant under Section 11.

(w) “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

(x) “Performance Award” means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”) at the end of a performance period if certain conditions established by the Committee are satisfied.

(y) “Phantom Stock” means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

(z) “Plan” means this 2007 Long-Term Incentive Plan as amended and restated and set forth herein, and as it may be further amended from time to time.

(aa) “Restricted Stock” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(bb) “Section 162(m)” means section 162(m) of the Code and the Treasury Regulations thereunder.

(cc) “Section 162(m) Participant” means (1) except as otherwise determined by the Committee, each Participant who is an “officer” within the meaning of Rule 16a-1(f) of the Exchange Act, and (2) any Participant who, in the sole judgment of the Committee, could be treated as a “covered employee” under Section 162(m) at the time income may be recognized by such Participant in connection with an Award that is intended to qualify for exemption under Section 162(m).

(dd) “Separation From Service” means a Participants’ separation from service within the meaning of section 409A of the Code.

2      SPECTRA ENERGY CORP 2016 PROXY STATEMENT

EXHIBIT A

(ee) “Specified Employee” means a Participant who is a “specified employee” (as defined in Code Section 409A(2)(B)(i)) of the Corporation (or an entity which is considered to be a single employer with the Corporation under Code Section 414(b) or 414(c)), as determined under Code Section 409A at any time during the twelve (12) month period ending on December 31, but only if the Corporation has any stock that is publicly traded on an established securities market or otherwise. Notwithstanding the foregoing, a Participant will be deemed to be a Specified Employee for the period of April 1 through March 31 following such December 31, except as otherwise required under Code Section 409A.

(ff) “Stock Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

(gg) “Stock Bonus” means an Award under Section 11 hereof entitling a Participant to receive an unrestricted share of Common Stock.

(hh) “Subsidiary” means an entity that is wholly owned, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee, provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall not include any entity that does not qualify within the meaning of section 424(f) of the Code as a “subsidiary corporation” with respect to the Corporation.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN

3.1. Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 52,500,000 shares of Common Stock.          Shares of Common Stock that are issued in connection with Awards granted on and after April 19, 2011 will be counted against the 52,500,000 share limit described above as one share of Common Stock for every one share of Common Stock that is issued in connection with all Awards. No more than 20,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or treasury stock.

Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. With respect to Awards that are settled on or after April 19, 2011, including without limitation Awards that were granted prior to and remained outstanding as of such date, if the exercise price of an Option or the tax withholding requirements with respect to any Award granted under the Plan are satisfied through the withholding by the Corporation of Shares otherwise then deliverable in respect of such Award or actual or constructive transfer to the Corporation of Shares already owned, a number of Shares equal to such withheld or transferred Shares will again be available for issuance or transfer under the Plan, or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Corporation or any affiliate shall not be counted against Shares available for grant pursuant to the Plan.

3.2. Adjustments. If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 3.1 hereof, (ii) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      3

EXHIBIT A

other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m)) or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of section 409A of the Code.

4. ADMINISTRATION OF THE PLAN

4.1. Committee Members. Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a “nonemployee director” under Rule 16b-3 promulgated under the Exchange Act and/or the requirements for an “outside director” under Section 162(m). The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action, omission or determination made by the Committee with respect to the Plan or any Award under it, and the Corporation shall indemnify and hold harmless each member of the Committee and each other director or employee of the Corporation or a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan or any Award under it unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Corporation.

4.2. Discretionary Authority. Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

4.3. Changes to Awards. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that the Committee shall not have the authority to reduce the exercise or base price of an Award by amendment or cancellation and substitution of an existing Award or to make a cash payment with respect to an outstanding Option or SAR that has an exercise or base price higher than the then Fair Market Value of a share of Common Stock without the approval of the Corporation’s shareholders. The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

4.4. Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Corporation the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any

4      SPECTRA ENERGY CORP 2016 PROXY STATEMENT

EXHIBIT A

Section 162(m) Participant or to the extent the exercise of any such authority would be inconsistent with the applicable provisions of the Delaware General Corporation Law.

4.5. Awards to Independent Directors. An Award to an Independent Director under the Plan shall be approved by the Board. With respect to Awards to Independent Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5. ELIGIBILITY AND AWARDS

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 14 hereof between the Corporation and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.

6. STOCK OPTIONS

6.1. Grant of Option. An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to any one Participant during any one calendar year shall be limited to 3,750,000 shares (subject to adjustment as provided in Section 3.2 hereof).

6.2. Exercise Price. The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

6.3. Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. An Option may become vested and exercisable upon a Participant’s retirement, death, disability, Change in Control or other event, to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant’s employment or other service with the Corporation or any Subsidiary.

6.4. Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Corporation together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (v) at the discretion of the Committee, by a combination of the methods described above or (vi) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

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6.5. Limited Transferability. Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant’s immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant’s immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

6.6. Additional Rules for Incentive Stock Options.

(a) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Corporation, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under section 422(d) of the Code), determined in accordance with section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking options into account in the order in which granted.

(b) Termination of Employment. An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

(c) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(d) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7. STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 3,750,000 shares (subject to adjustment as provided in Section 3.2 hereof).

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7.2. Tandem SARs. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

7.3. Freestanding SARs. A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of an SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

7.4. Payment of SARs. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the previous sentence may be made, in the discretion of the Committee as set forth in the Award Agreement, in a lump sum (i) in cash, (ii) in shares of Common Stock valued at their Fair Market Value on the date of exercise, or (iii) in a combination of cash and shares of Common Stock, and paid not later than sixty (60) days following the date of exercise of the SAR.

8. RESTRICTED STOCK

8.1. Grants of Restricted Stock. An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price. The Committee may grant Awards of Restricted Stock that are intended to qualify for exemption under Section 162(m), as well as Awards of Restricted Stock that are not intended to so qualify.

8.2. Vesting Requirements. The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of the Participant with the Corporation or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Award of Restricted Stock that is intended to qualify for exemption under Section 162(m), the vesting requirements shall be limited to the performance criteria identified in Section 9.3 below, and the terms of the Award shall otherwise comply with the Section 162(m) requirements described in Section 9.4 hereof. The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to any one Participant during any one calendar year shall be separately limited to 750,000 shares (subject to adjustment as provided in Section 3.2 hereof).

8.3. Restrictions. Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Corporation, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

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8.4. Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement. For the avoidance of doubt, the Committee may provide that any dividends or other distributions to be paid or made with respect to outstanding, unvested shares of Restricted Stock will be subject to vesting or other restrictions as the Committee may determine from time to time.

8.5. Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Corporation.

9. PERFORMANCE AWARDS

9.1. Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units). The Committee may grant Performance Awards that are intended to qualify for exemption under Section 162(m), as well as Performance Awards that are not intended to so qualify. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences or to satisfy regulatory requirements. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award granted to a Section 162(m) Participant that is intended to qualify for exemption under Section 162(m).

9.2. Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payment of Performance Awards shall be made not later than sixty (60) days following the end of the performance period, unless the applicable Performance Award provides otherwise.

9.3. Performance Criteria. The performance criteria upon which the payment or vesting of a Performance Award intended to qualify for exemption under Section 162(m) may be based shall be limited to the following business measures, which may be applied with respect to the Corporation, any Subsidiary or any business unit, or, if applicable, any Participant, and which may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price; stock price increase; return on equity; return on capital; return on capital employed; earnings per share; debt/equity; interest coverage; coverage ratios; cash coverage ratio; distribution coverage ratio; dividend coverage ratio; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); debt to EBITDA; debt to capital; ongoing earnings; cash flow (including distributable cash flow, operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety record; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments or other distributions; expenses; retained earnings; completion of acquisitions, divestitures

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and corporate restructurings; operation and maintenance expense; environmental, health, safety and/or operational measures; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, safety, product market share or management. At the time the Committee determines the terms of the performance target(s), the Committee may also specify any exclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded, as applicable, for purposes of measuring performance against the applicable performance targets provided that such excluded items are objectively determinable by reference to the Corporation’s financial statements, notes to the Corporation’s financial statements and/or management’s discussion and analysis of financial condition and results of operations, appearing in the Corporation’s Annual Report on Form 10-K for the applicable year. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances, render previously established performance targets unsuitable, the Committee may in its discretion modify such performance targets, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the Award under Section 162(m). In the case of Performance Awards that are not intended to qualify for exemption under Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.

9.4. Section 162(m) Requirements. In the case of a Performance Award granted to a Section 162(m) Participant that is intended to comply with the requirements for exemption under Section 162(m), the Committee shall make all determinations necessary to establish a Performance Award within 90 days of the beginning of the performance period (or such other time period required under Section 162(m)), including, without limitation, the designation of the Section 162(m) Participants to whom Performance Awards are made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m), the terms of a Performance Award granted to a Section 162(m) Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award, and, prior to the payment of such compensation, the Committee shall have certified in writing that the applicable performance goal has been satisfied. The maximum amount of compensation that may be payable under Performance Units granted to any one Participant during any one calendar year shall not exceed $9,000,000. The maximum number of Common Stock units that may be subject to a Performance Share Award granted to any one Participant during any one calendar year shall be 900,000 share units (subject to adjustment as provided in Section 3.2 hereof).

10. PHANTOM STOCK

10.1. Grant of Phantom Stock. Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any. No vesting period shall exceed 10 years from the Date of Grant.

10.2. Payment of Phantom Stock. Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market

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Value on the applicable vesting dates, or in a combination thereof. Payment of Phantom Stock shall be made not later than sixty (60) days following the vesting date, unless the applicable Phantom Stock Award provides otherwise.

11. STOCK BONUS/OTHER STOCK-BASED AWARDS

11.1. Grant of Stock Bonus. An Award of a Stock Bonus to a Participant represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Committee may, in connection with an Award of a Stock Bonus, require the payment of a specified purchase price.

11.2. Payment of Stock Bonus. In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable, but not later than sixty (60) days following such date.

11.3 Other Stock-Based Awards. The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant, thereafter or on a deferred basis, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (b) but need not involve the payment of a specified purchase price or provision of services by the Participant (including pursuant to another plan, program, policy, agreement or arrangement covering the Participant), (c) be subject to performance-based and/or service-based conditions, (d) be designed to comply with applicable laws of a jurisdiction or jurisdictions other than the United States, and (e) be designed to qualify as “performance-based compensation” within the meaning of Section 162(m).

12. DIVIDEND EQUIVALENTS

12.1. Grant of Dividend Equivalents. A Dividend Equivalent granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires or is forfeited.

12.2. Payment of Dividend Equivalents. Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the Dividend Equivalents are paid to a Participant, as determined by the Committee. Dividend Equivalents shall be payable to a Participant as soon as practicable following the date dividends are declared and paid with respect to Common Stock, but not later than sixty (60) days following such date, or at such later date as the Committee shall specify in the Award Agreement. Dividend Equivalents granted with respect to Options shall be payable, in accordance with the terms and in compliance with section 409A of the Code, regardless of whether the Option is exercised.

13. CHANGE IN CONTROL

13.1. Effect of Change in Control. The Committee may, in an Award Agreement or at any time thereafter, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following, which need not be uniform and may vary among Participants and Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, (iv) the assumption of any such Award by an acquirer or successor or (v) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

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13.2. Definition of Change in Control. Except as otherwise provided by the Committee in an Award Agreement, for purposes hereof, a “Change in Control” means:

(1) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company controlled by, controlling or under common control with the Corporation or (iv) any acquisition pursuant to a transaction that complies with Sections (3)(A), (3)(B) and (3)(C) of this definition;

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any parent or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation;

Notwithstanding anything in the foregoing to the contrary, with respect to an Award (i) that is subject to Code Section 409A and (ii) for which a Change in Control would accelerate the timing of payment thereunder, the term “Change in Control” shall mean a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, as defined in Code Section 409A and authoritative guidance

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thereunder, but only to the extent inconsistent with the above definition and as necessary to comply with Code Section 409A as determined by the Committee.

14. AWARD AGREEMENTS

14.1. Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards intended to qualify for exemption under Section 162(m) shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.

14.2. Termination of Service. The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or Separation From Service, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

14.3. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, Separation From Service for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary.

14.4. Contract Rights; Amendment. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation (electronically or otherwise) by its authorized representative and acknowledged by the Participant (electronically or otherwise) and returned to the Corporation. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement. In accordance with such procedures as the Corporation may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.

15. GENERAL PROVISIONS

15.1. No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant’s death.

15.2. Deferrals of Payment. At the discretion of the Committee, a Participant may elect in writing to defer, under a Deferred Compensation Plan, the receipt of payment of cash or delivery of shares of Common Stock that would

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otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that any such deferral must be made in accordance with the terms of the applicable Deferred Compensation Plan, including any such terms relating to the timing of such deferral and payment of any amounts related thereto. This Section 15.2 shall not apply to an Option or a Stock Appreciation Right issued under the Plan.

15.3. Rights as Shareholder. A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities. Except as provided in Section 3.2 or Section 8.4 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits.

15.4. Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Corporation or any Subsidiary.

15.5. Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

15.6. Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, provided that, if shares of Common Stock are withheld from delivery upon exercise of an Option or a Stock Appreciation Right, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax for which withholding is required.

15.7. Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Corporation’s creditors to discharge its obligations under the Plan.

15.8. Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

15.9. Plan Binding on Successors. The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      13

EXHIBIT A

15.10. Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

15.11. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.12. Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

15.13. Non-U.S. Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

15.14. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. To the extent any terms of the Plan or Award Agreements are ambiguous, such terms shall be interpreted as necessary to comply with section 409A of the Code.

15.15. Six Month Delay. Notwithstanding any provision in this Plan to the contrary, if the payment of any benefit herein would be subject to additional taxes and interest under Code Section 409A because the timing of such payment is not delayed as required under Section 409A for a Specified Employee, then any such payment that the Participant would otherwise be entitled to receive during the first six months following the date of Participant’s Separation From Service shall be accumulated and paid within fifteen (15) business days after the date that is six months following the date of the Participant’s Separation From Service, or such earlier date upon which such amount can be paid under Code Section 409A without being subject to such additional taxes and interest.

15.16. Clawback. Notwithstanding anything in the Plan to the contrary, the Corporation will be entitled to the extent permitted or required by applicable law or Company policy as in effect from time to time to recoup compensation of whatever kind paid by the Corporation or any of its affiliates at any time to a Participant under this Plan.

16. EFFECTIVE DATE, TERMINATION AND AMENDMENT

16.1. Effective Date. The Effective Date of the amended and restated Plan shall be the date of approval by the Corporation’s shareholders.

16.2. Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

14       SPECTRA ENERGY CORP 2016 PROXY STATEMENT

EXHIBIT A

16.3. Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Corporation’s shareholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan or for certain types of Awards under Section 3.1 hereof, or (iii) allow the grant of SARs or Options at an exercise price below Fair Market Value, or allow the repricing of SARs or Options without shareholder approval. In addition, the Board may seek the approval of any amendment or modification by the Corporation’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or section 422 of the Code, the listing requirements of the New York Stock Exchange or for any other purpose. No amendment or modification of the Plan shall materially adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

IN WITNESS OF its amendment and restatement by the Board on February 16, 2016, this Plan is executed on behalf of the Corporation this 11th day of March, 2016.

SPECTRA ENERGY CORP

By:	/s/ Dorothy M. Ables
Chief Administrative Officer

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      15

EXHIBIT B

SPECTRA ENERGY CORP

EXECUTIVE SHORT-TERM INCENTIVE PLAN

(as amended and restated)

ARTICLE I — GENERAL

SECTION 1.1 Purpose. The purpose of the amended and restated Spectra Energy Corp Executive Short-Term Incentive Plan, (the “Plan”) is to benefit and advance the interests of Spectra Energy Corp, a Delaware corporation (the “Corporation” or the “Company”), by rewarding selected senior executives of the Corporation and its subsidiaries for their contributions to the Corporation’s financial success and thereby motivate them to continue to make such contributions in the future by granting annual performance-based awards (individually, “Award”).

SECTION 1.2 Administration of the Plan. The Plan shall be administered by a committee (“Committee”) which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. The Committee shall be the Compensation Committee of the Corporation’s Board of Directors (“Board”) (or such subcommittee as may be appointed by the Board) except that (i) the number of directors on the Committee shall not be less than two (2) and (ii) each member of the Committee shall be an “outside director” within the meaning of Section 162(m)(4) of the Internal Revenue Code of 1986, as amended (the “Code”). All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee to the extent consistent with the provisions of Section 162(m) of the Code. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority and discretion to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below (“Participants”).

No member of the Committee will be liable for any action, omission or determination made by the Committee with respect to the Plan or any Award under it and the Corporation shall indemnify and hold harmless each member of the Committee and each other director or employee of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan or any Award under it unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Corporation.

SECTION 1.3 Eligible Persons. Eligibility to participate in the Plan will be limited to (1) those individuals who are “officers” within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and (2) any other employee of the Corporation who, in the sole judgment of the Committee, could be treated as a “covered employee” under Section 162(m) at the time income may be recognized by such Participant in connection with an Award granted under the Plan.

SECTION 1.4 Partial Year Participation. An executive officer who becomes eligible after the beginning of a Performance Period may participate in the Plan for that Performance Period on terms and conditions determined by the Committee, it being understood that if an executive officer becomes eligible more than 90 days after the beginning of the Performance Period, the Committee may either use the established Performance Targets (as defined below) for such Participant based on performance during the remainder of the Performance Period or establish different Performance Targets and/or a different performance period for such Participant provided such Performance Targets and/or performance period satisfy the requirements of Treasury Regulation Section 1.162-27(e)(2).

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      1

EXHIBIT B

ARTICLE II — AWARDS

SECTION 2.1 Awards. The Committee may grant Awards to eligible employees with respect to each fiscal year of the Corporation, or such other performance period determined by the Committee, subject to the terms and conditions set forth in the Plan.

SECTION 2.2 Terms of Awards. No later than 90 days after the commencement of each fiscal year of the Corporation, or within the period required to qualify for the “performance-based compensation” exception to Code Section 162(m) with respect to other performance periods, the Committee shall establish (i) performance targets (“Performance Targets”) for the Corporation for such fiscal year or other period (any such period, a “Performance Period”) and (ii) target awards (“Target Awards”) that correspond to the Performance Targets, for each Participant to whom an Award for the Performance Period is granted. The Committee may establish Performance Targets for Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code in terms of specified levels of any of the following business measures, which may be applied with respect to the Corporation, or any of its subsidiaries or business units, and which may be measured on an absolute or relative to peer-group basis: total shareholder return; stock price; stock price increase; return on equity; return on capital; return on capital employed; earnings per share; debt/equity; interest coverage; coverage ratios; cash coverage ratio; distribution coverage ratio; dividend coverage ratio; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); debt to EBITDA; debt to capital; ongoing earnings; cash flow (including distributable cash flow, operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety record; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments or other distributions; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructurings; operation and maintenance expense; environmental, health, safety and/or operational measures; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, safety, product market share or management. At the time the Committee determines the terms of the Performance Target(s), the Committee may also specify any exclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded, as applicable, for purposes of measuring performance against the applicable Performance Targets provided that such excluded items are objectively determinable by reference to the Corporation’s financial statements, notes to the Corporation’s financial statements and/or management’s discussion and analysis of financial condition and results of operations, appearing in the Corporation’s Annual Report on Form 10-K for the applicable year. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances, render previously established Performance Targets unsuitable, the Committee may modify such Performance Targets, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the Award under Section 162(m). In addition, a performance measure used to determine a Performance Target may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences or to satisfy applicable regulatory requirements. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of an Award that is intended to qualify for exemption under Section 162(m). Alternatively, the Committee may establish Performance Targets in terms of such strategic objectives as it may from time to time specify for Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2.3 Limitation on Awards. The aggregate amount of all Awards payable to any Participant during any one calendar year shall not exceed Five Million Dollars ($5,000,000.00).

2      SPECTRA ENERGY CORP 2016 PROXY STATEMENT

EXHIBIT B

SECTION 2.4 Determination of Award. The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify in writing whether any Performance Target has been achieved, and, if so, the highest Performance Target that has been achieved, all in the manner required by Section 162(m) of the Code. If any Performance Target has been achieved, the Awards, determined for each Participant with reference to the Target Award that corresponds to the highest Performance Target achieved, for such Performance Period shall have been earned except that the Committee may reduce the amount of any Award to reflect the Committee’s assessment of the Participant’s individual performance, to reflect the failure of the Participant to remain in the continuous employ of the Corporation or its subsidiaries throughout the applicable Performance Period, or for any other reason. Such awards shall become payable in cash as promptly as practicable thereafter, but in no event more than two and one-half months following the end of the year in which the Performance Period ends. Notwithstanding the foregoing, the Committee may permit a Participant to elect to defer payment of all or any portion of the Award the Participant might earn for a Performance Period, by making a deferral election on such terms and conditions as the Committee or a delegate thereof may establish from time to time, or in accordance with the terms and conditions of a deferral plan sponsored by the Company or one of its affiliates.

ARTICLE III — MISCELLANEOUS

SECTION 3.1 No Rights to Awards or Continued Employment. No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained by the Corporation or any of its subsidiaries.

SECTION 3.2 Clawback. Notwithstanding anything in the Plan to the contrary, the Corporation will be entitled to the extent permitted or required by applicable law or Company policy as in effect from time to time to recoup compensation of whatever kind paid by the Corporation or any of its affiliates at any time to a Participant under the Plan.

SECTION 3.3 Restriction on Transfer, Beneficiary. Awards (or interests therein) to a Participant or amounts payable with respect to a Participant under the Plan are not subject to assignment or alienation, whether voluntary or involuntary. Notwithstanding the foregoing, the Committee may, in its discretion, permit Participants to designate a beneficiary or beneficiaries to receive, in the event of the Participant’s death, any amounts remaining to be paid with respect to the Participant under the Plan. In such event, the Participant shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries and, to be effective, any such designation, revocation, or redesignation must be in such written form as the Corporation may prescribe and must be received by the Corporation prior to the Participant’s death. If beneficiary designations are not permitted, a Participant dies without effectively designating a beneficiary or if all designated beneficiaries predecease the Participant, any amounts remaining to be paid with respect to the Participant under the Plan, shall be paid to the Participant’s estate.

SECTION 3.4 Tax Withholding. The Corporation or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s beneficiary or beneficiaries federal, state, local or other taxes with respect to such payments.

SECTION 3.5 No Restriction on Right of Corporation to Effect Changes; No Restriction on Other Compensation. The Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Corporation or a subsidiary or division thereof or any other event or series of events, whether of a similar character or otherwise.

Nothing in the Plan shall preclude or limit the ability of the Corporation to pay any compensation to a Participant under the Corporation’s other compensation and benefit plans and programs, including without limitation any equity or bonus plan program or arrangement.

SECTION 3.6 Source of Payments. The Corporation shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Corporation, such rights shall be no greater than those of an unsecured creditor.

SPECTRA ENERGY CORP 2016 PROXY STATEMENT      3

EXHIBIT B

SECTION 3.7 Termination and Amendment. The Plan shall continue in effect until terminated by the Board. The Committee may at any time amend or otherwise modify the Plan in such respects as it deems advisable; provided, however, no such amendment or modification may be effective without Board approval or Corporation shareholder approval if such approval is necessary to comply with the requirements for qualified performance-based compensation under Section 162(m) of the Code.

SECTION 3.8 Governmental Regulations. The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

SECTION 3.9 Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

SECTION 3.10 Governing Law. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the state of Texas.

SECTION 3.11 Effective Date. The Effective Date of the amended and restated Plan shall be the date of approval by the Corporation’s shareholders. Payment of any Awards under this Plan shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) approving the Plan. Unless and until such shareholder approval is obtained, no Award shall be paid or payable pursuant to this Plan. To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to shareholders for their re-approval with respect to Awards payable for the taxable years of the Corporation commencing on and after the five year anniversary of initial shareholder approval.

IN WITNESS OF its amendment and restatement by the Board on February 16, 2016, this Plan is executed on behalf of the Corporation this 11th day of March, 2016.

SPECTRA ENERGY CORP

By:	/s/ Dorothy M. Ables
Chief Administrative Officer

4      SPECTRA ENERGY CORP 2016 PROXY STATEMENT

Spectra Energy Awards & Recognition
At Spectra Energy, we pride ourselves on creating a world-class work environment and offering the most advanced, sustainable energy solutions. Here are some of our most recent awards.	SUSTAINABILITY	Dow Jones Sustainability Indexes	• Dow Jones Sustainability World Index: 2010-2015	• Dow Jones Sustainability North America Index: 2008-2015
		CDP Indexes	• S&P 500 Climate Disclosure Leadership lndex: 2008-2014	• S&P 500 Climate Performance Leadership Index: 2010, 2013-2014
		Newsweek’s Green Rankings	• Named to Newsweek’s list of the world’s largest companies ranked in terms of corporate sustainability and environmental impact: 2010-2012, 2014-2015	• Ranked 102 in the U.S. and 164 in the world: 2015
		FTSE4Good Global Index	Companies in the FTSE4Good Index Series have met stringent environmental, social and governance criteria, and are positioned to capitalize on the benefits of responsible business practice: 2007-2015
		NYSE Euronext Vigeo Indexes	• NYSE Euronext Vigeo World 120 Index: 2013-2015	• NYSE Euronext Vigeo US 50 Index: 2013-2015
		STOXX® Global ESG Leaders Index	Named to the STOXX® Global ESG Leaders Index, which assesses corporate environmental, social and governance performance: 2011-2015
		RobecoSAM	• Received RobecoSAM Industry Leader and Gold Class Sustainability Awards: 2014-2015	• Received RobecoSAM Bronze Class Sustainability Award: 2011-2013, 2016
	WORKPLACE EXCELLENCE	Houston’s Top Workplaces	Namedone of Houston’s top 150 places to work: 2010-2015
		Canada’s Top 100 Employers	UnionGas recognized as one of Canada’s Top 100 Employers: 2011-2016
		Top Employers for Canadians Over 40	UnionGas named a Top Employer for Canadians over 40: 2015
		Human Rights Campaign	Namedto the Corporate Equality Index, rating American workplaces on lesbian, gay, bisexual and transgender equality: 2010-2015
		Canadian Alliance on Mental Illness and Mental Health	Named one of the Champions of Mental Health by the Canadian Alliance on Mental Illness and Mental Health in recognition of our contributions to the mental health community: 2015
		Military Friendly® Employer Designation	Recognizedby Victory Media for our strong military and veteran hiring, retention and career advancement programs: 2015
	SAFETY	NETS Road Safety Achievement Award

Inauguralrecipient of the Network of Employers for Traffic Safety (NETS) Road Safety Achievement Award for our comprehensive ‘Driven 2B Safe’ program and subsequent progress in driver and vehicle safety: 2015

		American Gas Association	SafetyAchievement Award in fleet safety to Union Gas; accident prevention certificates to Spectra Energy and Union Gas: 2013
	CORPORATE EXCELLENCE	Fortune Magazine‘s FORTUNE 500	Annualranking of America’s largest corporations: 2008-2015
		Ethisphere lnstitute’s World’s Most Ethical Companies List	Recognizedfor leadership in promoting ethical business standards, exceeding legal minimums for compliance and introducing innovative ideas: 2012-2015
		Corporate Responsibility Magazine’s 100 Best Corporate Citizens List	• Named to the 100 Best Corporate Citizens List: 2011-2015	• Recognized under Utilities in the 100 Best Corporate Citizens by Industry Sector List: 2012-2015
		Platts Top 250	Includedin the Platts Top 250 Global Energy Company Rankings based on asset worth, revenues, profits and return on invested capital: 2007-2015
		Platts Global Energy Awards	New Jersey-New York Expansion Project recognized as a Premier Construction Project: 2014

SPECTRA ENERGY CORP
C/O BROADRIDGE FINANCIAL SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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E03542-P73602-Z67209 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPECTRA ENERGY CORP
The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors	For	Against	Abstain

Nominees:

	1a. Gregory L. Ebel	☐	☐	☐

	1b. F. Anthony Comper	☐	☐	☐

	1c. Austin A. Adams	☐	☐	☐

	1d. Joseph Alvarado	☐	☐	☐

	1e. Pamela L. Carter	☐	☐	☐

	1f. Clarence P. Cazalot Jr	☐	☐	☐

	1g. Peter B. Hamilton	☐	☐	☐

	1h. Miranda C. Hubbs	☐	☐	☐

	1i. Michael McShane	☐	☐	☐

	1j. Michael G. Morris	☐	☐	☐

	1k. Michael E. J. Phelps	☐	☐	☐

	For	Against	Abstain

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SPECTRA ENERGY CORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.	☐	☐	☐

3. APPROVAL OF SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.	☐	☐	☐

4. APPROVAL OF SPECTRA ENERGY CORP EXECUTIVE SHORT-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.	☐	☐	☐

5. AN ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

6. SHAREHOLDER PROPOSAL CONCERNING DISCLOSURE OF POLITICAL CONTRIBUTIONS.	☐	☐	☐

7. SHAREHOLDER PROPOSAL CONCERNING DISCLOSURE OF LOBBYING ACTIVITIES.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K and Annual Report to Shareholders are available at www.proxyvote.com.

E03543-P73602-Z67209

SPECTRA ENERGY CORP Annual Meeting of Shareholders April 26, 2016 10:00 AM, CT This proxy is solicited by the Board of Directors

The undersigned hereby appoints Reginald D. Hedgebeth, J. Patrick Reddy and Patrica M. Rice, or any of them, as proxies, with full power of substitution, to vote as designated on the reverse side all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of Spectra Energy Corp to be held on Tuesday, April 26, 2016, at 10:00 a.m., Central Time, at the Company’s headquarters at 5400 Westheimer Court, Houston, Texas 77056, or any postponement or adjournment thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date on the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendations.

Continued and to be signed on reverse side